Exhibit (b)(1)

€150,000,000 Facility Agreement

Dated 15 June 2024

for

MADELEINE CHARGING B.V.

arranged by

SOCIETE GENERALE AND NATIXIS

acting as Mandated Lead Arrangers

with

SOCIETE GENERALE

acting as Agent

and

SOCIETE GENERALE

acting as Security Agent

Ref: L-348464

CONTENTS

CLAUSE		PAGE
SECTION 1

INTERPRETATION

1.	Definitions and interpretation	1

SECTION 2

THE FACILITY

2.	The Facility	20

3.	Purpose	20

4.	Conditions of Utilisation	21

SECTION 3

UTILISATION

5.	Utilisation – Loans	23

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.	Repayment of loans	24

7.	Prepayment and cancellation	24

SECTION 5

COSTS OF UTILISATION

8.	Interest	30

9.	Interest Periods	31

10.	Changes to the calculation of interest	32

11.	Fees	33

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12.	Tax gross up and indemnities	34

13.	Increased costs	37

14.	Other indemnities	39

15.	Mitigation by the lenders	41

16.	Costs and expenses	41

SECTION 7

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

17.	Representations	43

18.	Information undertakings	49

19.	General undertakings	52

20.	Events of Default	59

SECTION 8

CHANGES TO PARTIES

21.	Changes to the Lenders	64

22.	Changes to the Borrower	68

(i)

SECTION 9

THE FINANCE PARTIES

23.	Role of the Agent, the Security Agent and the Arrangers	69

24.	Conduct of business by the Finance Parties	80

25.	Sharing among the Finance Parties	80

SECTION 10

ADMINISTRATION

26.	Payment mechanics	82

27.	Set-off	85

28.	Notices	85

29.	Calculations and certificates	86

30.	Partial invalidity	86

31.	Remedies, waivers and hardship	87

32.	Amendments and waivers	87

33.	Confidential Information	93

34.	Additionnal disclosure permission	97

35.	Confidentiality of Funding Rates	97

36.	General data protection regulation	98

37.	Electronic Signature – Evidence Agreement	99

SECTION 11

GOVERNING LAW AND ENFORCEMENT

38.	Governing law	100

39.	Jurisdiction	100

40.	Election of domicile	100

THE SCHEDULES

(ii)

THIS AGREEMENT is dated 15 June 2024 and made between:

(1)

MADELEINE CHARGING B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) having its registered office at Zuidplein 126, WTC Toren 1, 15e, 1077XV Amsterdam, the Netherlands and registered with the commercial register (handelsregister) of the Netherlands under registration number 71768068 as borrower (the “Borrower”);

(2)

SOCIETE GENERALE, a company incorporated under the laws of France, whose registered office is located at 29, boulevard Haussmann, 75009 Paris, France and registered with the registre du commerce et des sociétés of Paris under number 552 120 222; and

NATIXIS, a company incorporated under the laws of France, whose registered office at 7, promenade Germaine Sablon, 75013 Paris, France and registered with the registre du commerce et des sociétés of Paris under number 542 044 524, as mandated lead arrangers (whether acting individually or together the “Arrangers”);

(3)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Lenders) as lenders (the “Original Lenders”);

(4)

SOCIETE GENERALE, a company incorporated under the laws of France, whose registered office is located at 29, boulevard Haussmann, 75009 Paris, France and registered with the registre du commerce et des sociétés of Paris under number 552 120 222, as agent of the other Finance Parties (the “Agent”); and

(5)

SOCIETE GENERALE, a company incorporated under the laws of France, whose registered office is located at 29, boulevard Haussmann, 75009 Paris, France and registered with the registre du commerce et des sociétés of Paris under number 552 120 222, as security agent for the other Finance Parties (the “Security Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Acquisition” means the acquisition (if any) by the Borrower of all or part of the Shares not already owned by it, to be effected by way of an Offer.

“Acquisition Costs” means all fees, costs and expenses, stamp, registration and other Taxes incurred by the Borrower in connection with the Acquisition or the Transaction Documents.

“Acquisition Documents” means (i) the Transaction Framework Agreement, (ii) the offer to purchase of the Borrower with respect to the Acquisition, as included in the tender offer statement on Schedule TO filed by the Borrower and, as the case may be, the Management Company with the U.S. Securities and Exchange Commission (“SEC”), as amended from time to time prior to completion of the Acquisition pursuant to amendments to such Schedule TO filed with the SEC, as well as any other document designated as an “Acquisition Document” by the Agent and the Borrower.

“Acquisition Purpose” means the purposes set out in paragraphs (a)(iii) and (iv) of Clause 3.1 (Purpose).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company, It being specified that the term Affiliate shall include with respect to Natixis, any member of the Banque Populaire and Caisse d’Epargne networks within the meaning of articles L.512-11, L.512-86 and L.512-106 of the French Code monétaire et financier.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or the Shareholder from time to time concerning or relating to bribery or corruption.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means the period from and including the date of this Agreement to and including one Month before the Termination Date.

“Available Commitment” means a Lender’s Commitment under the Facility minus:

(a)	the amount of its participation in any outstanding Loans; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any Loans to be made available on or before the proposed Utilisation Date.

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

“Break Costs” means the amount (if any) by which:

(a)

the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Paris, New York and Amsterdam and (in relation to any date for payment or purchase of euro) any TARGET Day.

“Certain Funds Loan” means a Loan made or to be made under the Facility during the Certain Funds Period.

“Certain Funds Period” means the period commencing on the date of this Agreement and ending on the earlier of:

(a)	the date falling 6 months after the date of this Agreement; and

(b)	the date on which the Delisting occurs.

“Change of Control” means the Meridiam Shareholders cease:

(a)	to hold, whether directly or indirectly through any person, beneficially 50.1 per cent. of the voting share capital and issued share capital of the Borrower;

(b)	to have the power to appoint or remove the majority of the directors or other equivalent officers of the Borrower; or

(c)

to have the power to manage or give directions with respect to the operating and financial policies of the Borrower with which the directors or other equivalent officers of the Borrower are obliged to comply, through ownership of share capital, by contract or otherwise.

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Competitor” means any person (or an Affiliate or Related Fund of any such person) whose primary business is the same business as that of the Borrower, the Shareholders or the Sponsor, or any person that is acting on behalf of such person, other than any bank, financial institution or trust, fund or other entity whose principal business is arranging, underwriting or investing in debt.

“Confidential Information” means all information relating to the Borrower, the Shareholder, the Sponsor, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	the Borrower, the Shareholder, the Sponsor or any of their advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from the Borrower, the Shareholder, the Sponsor or any of their advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 33 (Confidential Information); or

(B)	is identified in writing at the time of delivery as non-confidential by the Borrower, the Shareholder, the Sponsor or any of their advisers; or

(C)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Borrower, the Sponsor or the Shareholder and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in the form of the latest LMA form of confidentiality undertaking or in any other form agreed between the Borrower and the Agent.

“Conversion” means a conversion from a Dutch public limited liability company (naamloze vennootschap) to a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) in accordance with Clause 19.16 (Conversion).

“Conversion Completion Date” means the date on which the Target is registered as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid).

“DAC6” means the European Council Directive of 25 May 2018 (Directive 2018/822/EU) amending Directive 2011/16/EU with respect to mandatory automatic exchange of information in the field of taxation in relation to reportable cross-border arrangements, and the implementing legislation of any EU Member State.

“Delisting” means the date on which the Shares cease to be listed, traded or publicly quoted on the Exchange pursuant to the rules of the Exchange.

“Deregistration” means the date on which the Target is no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

“Default” means an Event of Default or any event or circumstance specified in Clause 20 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)

which has failed to make its participation in a Loan available (or has notified the Agent or the Borrower (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation); or

(b)	with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and payment is made within five Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Discharge Date” means the first date on which:

(i)

all present and future liabilities and obligations at any time of the Borrower to any Finance Party under or in connection with the Finance Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity have been fully and finally discharged to the satisfaction of the Agent, whether or not as the result of an enforcement; and

(ii)	the Lenders are under no further obligation to provide financial accommodation to the Borrower under any of the Finance Documents.

“Disposal” means a sale, transfer or other disposal (whether voluntary or involuntary and whether in single transaction or series of transactions).

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Distressed Debt Fund” means any person whose primary business is buying distressed debt and/or non-performing loans and pursuing active enforcement policies in respect of such distressed debt and/or non-performing loans.

“Dutch GAAP” means generally accepted accounting principles in the Netherlands.

“Dutch Securities Account” means the account maintained in the Netherlands held in the name of the Borrower replacing the Securities Account held in the name of the Borrower at the date of this Agreement.

“Dutch Security Agreement” means any Dutch law security agreement between, among others, the Borrower and the Security Agent in relation to the Dutch Securities Account or the Shares.

“Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower and which, in each case, is not an Affiliate of the Borrower.

“EURIBOR” means, in relation to any Loan:

(a)	the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate),

and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero.

“Event of Default” means any event or circumstance specified as such in Clause 20 (Events of Default).

“Exchange” means the New York Stock Exchange and any successor to such exchange.

“Exchange Act” means the US Securities Exchange Act of 1934, as amended from time to time.

“Existing Facility Agreement” means the $50,000,000 facility agreement dated 3 March 2022 entered into between, Madeleine Charging B.V., as borrower, Societe Generale as lender and as calculation agent, as amended and/or restated from time to time.

“Existing Facility” means the facility under the Existing Facility Agreement.

“Facility” means the euro term loan facility made available under this Agreement as described in Clause 2.1 (The Facility).

“Facility Office” means:

(a)

in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor thereto).

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between the Arrangers and the Borrower (or the Agent and the Borrower or the Security Agent and the Borrower) setting out any of the fees referred to in Clause 11 (Fees).

“Finance Document” means this Agreement, any Fee Letter, any TEG Letter, any Selection Notice, the Transfer Agent Agreement, any Transaction Security Document, any Utilisation Request and any other document designated as a “Finance Document” by the Agent and the Borrower.

“Finance Party” means the Agent, an Arranger, the Security Agent or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)

the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with Dutch GAAP, be treated as a balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would, in accordance with Dutch GAAP in force immediately before the adoption of IFRS 16 (Leases) (or its equivalent under Dutch GAAP), have been treated as an operating lease);

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)

any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	shares which are expressed to be redeemable (other than at the option of the issuer thereof) prior to the Termination Date;

(i)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(j)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

“French Guarantee” means the French law first demand guarantee, to be entered into between, among others, the Sponsor and the Security Agent.

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 10.3 (Cost of funds).

“Group” means the Borrower and each of its Subsidiaries for the time being.

“Hedge Fund” means any person whose primary business is in investment strategies consisting of the purchase of loans, debt securities or other indebtedness with the intention of, or view to, owning the equity or taking control of a company or business.

“Historic Screen Rate” means, in relation to any Loan, the most recent applicable Screen Rate for euros and for a period equal in length to the Interest Period of that Loan and which is as of a day which is no more than 2 days before the Quotation Day.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) of the definition of “Defaulting Lender”; or

(c)	an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within 5 Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Insolvency Event” in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)

institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)

has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 15 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(h)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 15 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“Interpolated Historic Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the most recent applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the most recent applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each for euro and each of which is as of a day which is no more than 2 days before the Quotation Day.

“Interpolated Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each of the Specified Time for the currency of that Loan.

“Legal Opinion” means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent), or Clause 19.16 (Conversion).

“Legal Reservations” means any matters which are set out as qualifications or reservations as to matters of law of general application referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation), or Clause 19.16 (Conversion).

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clause 21 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Listing Rules” means the rules relating to the listing and trading of shares on the Exchange.

“LMA” means the Loan Market Association.

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

“Major Default” means with respect to the Borrower, (where relevant) the Sponsor or (where specified below) the Target only, any circumstances constituting a Default under any of:

(a)	Clause 20.1 (Non-payment);

(b)	Clause 20.2 (Certain Obligations);

(c)

Clause 20.3 (Other obligations) insofar as it relates to a breach of Clause 19.3 (Negative pledge), Clause 19.4 (Disposals), Clause 19.5 (Merger), Clause 19.6 (Financial Indebtedness), Clause 19.8 (Security and pari passu ranking), Clause 19.9 (Assets) and Clause 19.15 (Acquisition Documents);

(d)	Clause 20.4 (Misrepresentation) insofar as it relates to a breach of any Major Representation;

(e)	Clause 20.5 (Cross default), including with respect to the Target but with respect to the Target, only under paragraph (b) of Clause 20.5 (Cross default);

(f)	Clause 20.6 (Insolvency) including with respect to the Target,

(g)	Clause 20.7 (Insolvency proceedings) including with respect to the Target,

(h)	Clause 20.8 (Creditors’ process) including with respect to the Target,

(i)	Clause 20.9 (Change of Control):

(j)	Clause 20.10 (Unlawfulness);

(k)	Clause 20.11 (Security);

(l)	Clause 20.15 (Management Company);

(m)	Clause 20.16 (Distributions by the Sponsor);

(n)	Clause 20.18 (Sponsor’s Financial Indebtedness); and

(o)	Clause 20.19 (Sponsor’s Security).

“Major Representation” means a representation or warranty with respect to the Borrower only under any of Clause 17.2 (Status) to Clause 17.6 (Validity and admissibility in evidence) inclusive, Clause 17.20 (Anti-corruption law) and Clause 17.21 (Sanctions).

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to the reduction).

“Management Company” means Meridiam SAS, a société par actions simplifiée whose registered office is at 4 place de l’Opéra, 75002 Paris, France, and registered under number 483 579 389 RCS Paris, and any subsequent successors or transferees.

“Margin” means 6.00 per cent. per annum.

“Material Adverse Effect” means a material adverse effect on or material adverse change in:

(a)	the business, assets or financial condition of the Borrower or the Sponsor; or

(b)	the ability of the Borrower or the Sponsor to perform and comply with its payment obligations under the Finance Documents to which it is a party; or

(c)	subject to the Legal Reservations and the Perfection Requirements:

(i)	the validity, legality or enforceability of any Finance Document; or

(ii)	the validity, legality or enforceability of any Security expressed to be created pursuant to any Transaction Security Document or on the priority and ranking of any of that Transaction Security.

“Material Non-Public Information” means any information (including without limitation any information regarding any material adverse change or prospective material adverse change in the condition of, or any actual, pending or threatened litigation, arbitration or similar proceeding involving, the Target) that is not described in the Target’s most recent annual report or subsequent public information releases and which, if it were made public, would be likely to have a significant effect on the price or value of the Shares.

“Meridiam” means Meridiam EI and its Affiliates, including for the avoidance of doubt, the Management Company.

“Meridiam EI SAS” means Meridiam EI SAS a société par actions simplifiée incorporated under the laws of France, with its registered office at 4 place de l’Opéra, 75002 Paris, and registered with the commercial and company register of Paris (registre du commerce et des sociétés de Paris) under number 839 874 583 R.C.S Paris.

“Meridiam Managed Vehicles” means any investment vehicles managed by the Management Company, whose operational decisions are made by, and members of its board of directors are appointed by, the Management Company.

“Meridiam Shareholders” means Meridiam and/or the Meridiam Managed Vehicles.

“Money Laundering Laws” means all applicable financial record-keeping and reporting requirements and money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

“Month” means, in relation to an Interest Period (or any other period for the accrual of commission or fees in a currency), a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to:

(a)	if any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)

subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end;

(b)

if an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

“NAV Certificate” means a certificate substantially in the form set out in Schedule 7 (Form of NAV Certificate) or any other form agreed between the Agent and the Borrower.

“New Lender” has the meaning given to that term in Clause 21 (Changes to the Lenders).

“Offer” means the offer contemplated by the Transaction Framework Agreement.

“Original Financial Statements” means:

(a)	the unaudited financial statements of the Borrower for its financial year ending on 31 December 2023; and

(b)	the audited financial statements of the Target for its financial year ending on 31 December 2023.

“Participating Member State” means any member state of the European Union that adopts or has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Perfection Requirements” means the making of the appropriate registrations, filings or notifications of the Transaction Security Documents as specifically contemplated by any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation).

“Pledged Shares” means, at any time, any Shares owned by the Borrower from time to time which are subject to valid and effective Security in favour of the Finance Parties pursuant to a Transaction Security Document.

“Quasi-Security” has the meaning given to that term in Clause 19.3 (Negative pledge).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two TARGET Days before the first day of that period unless market practice differs in the Relevant Market in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

“Regulation X” means Regulation X of the Federal Reserve Board, as from time to time in effect (including any successor regulation) and all official rulings and interpretations thereunder or thereof.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Individual” means any individual who is an officer, director or employee of the Borrower (or any individual able to direct the decision-making of the Borrower, including but not limited to the Shareholder) or any individual working on its behalf, who has knowledge of the transactions contemplated in the Transaction Documents.

“Relevant Jurisdiction” means, in relation to the Borrower:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated; and

(c)	any jurisdiction where it conducts its business.

“Relevant Market” means the European interbank market.

“Repatriation” means the transfer of a Share out of the Securities Account to a Dutch Securities Account in accordance with Clause 19.16 (Repatriation).

“Repeating Representations” means each of the representations set out in Clause 17.2 (Status) to Clause 17.7 (Governing law and enforcement), paragraphs (a) and (b) of Clause 17.9 (No Default), paragraphs (a) and (b) of Clause 17.11 (Financial statements), Clause 17.12 (No proceedings) to Clause 17.20 (Anti-corruption law), Clause 17.21 (Sanctions), Clause 17.24 (Centre of main interests and establishments), Clause 17.25 (Regulation S) and Clause 17.29 (No grounds for voluntary filing under US bankruptcy law).

“Sanctioned Person” means any person, whether or not having a legal personality:

(a)	listed on any list of designated persons in application of Sanctions;

(b)	located in, or organised under the laws of, any country or territory that is subject to comprehensive Sanctions;

(c)	directly or indirectly owned or controlled, as defined by the relevant Sanctions, by a person referred to in (a) or (b) above; or

(d) which otherwise is, or will become with the expiry of any period of time, subject to Sanctions.

“Sanctions” means any economic or financial sanctions, trade embargoes or similar measures enacted, administered or enforced by any of the following (or by any agency of any of the following):

(a)	the United Nations;

(b)	the United States of America;

(c)	the United Kingdom;

(d)	the European Union or any present or future member state thereof; or

(e)	any other relevant sanctions authority.

“Securities Account” means the account held in the name of the Borrower with the Transfer Agent (or such replacement account as may be agreed between the Borrower and the Security Agent).

“Securities Act” means the US Securities Act of 1933, as amended from time to time.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Selection Notice” means a notice substantially in the form set out in Part II of Schedule 3 (Requests and Notices).

“Shareholder” means Opera Charging B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) having its registered office at Zuidplein 126, WTC Toren 1, 15e, 1077XV Amsterdam, the Netherlands and registered with the commercial register (handelsregister) of the Netherlands under registration number 71766308.

“Shares” means ordinary shares of the Target, with a nominal value of €0.12 per share.

“Specified Time” means a day or time determined in accordance with Schedule 5 (Timetables).

“Sponsor” means Meridiam Transition, a fonds d’investissement professionnel spécialisé subject to the provisions of articles L. 214-154 et seq. of the French Code monétaire et financier, managed and represented by the Management Company, and any subsequent successors or transferees.

“Sponsor’s Governing Document” means the prospectus dated 20 November 2015 annexing the règlement of the Sponsor.

“Sponsor’s Net Asset Value” means the amount in euros equal to the net asset value of the Sponsor’s investments, determined in accordance with the Sponsor’s Governing Document.

“Subsidiary” means, in relation to a Holding Company, a company, corporation or other legal entity:

(a)	which is controlled, directly or indirectly, by the Holding Company;

(b)	in which a majority of the voting shares are held by the Holding Company, either alone or pursuant to an agreement with others;

(c)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the Holding Company; or

(d)	which is a Subsidiary of another Subsidiary of the Holding Company,

and, for this purpose, a company, a corporation or other legal entity shall be treated as being controlled by another if that other company, corporation or other legal entity is able to determine the composition of the majority of its board of directors or equivalent body or has the power to manage or give directions with respect to its operating and financial policies with which its directors or other equivalent officers are obliged to comply, through ownership of share capital, by contract or otherwise.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“Target” means Allego N.V., a Dutch public limited liability company (naamloze vennootschap) having its registered office at Westervoortsedijk 73 KB, 6827 AV Arnhem, the Netherlands, and registered with the commercial register (handelsregister) of the Netherlands under registration number 82985537.

“TARGET Day” means any day on which T2 is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Termination Date” means the date falling on the second anniversary of the signing date of this Agreement.

“Total Commitments” means the aggregate of Commitments, being €150,000,000 at the date of this Agreement.

“Transaction Documents” means the Finance Documents and the Acquisition Documents.

“Transaction Framework Agreement” means the transaction framework agreement to be entered into between the Target, the Borrower and Meridiam Fund IV represented by the Management Company.

“Transaction Security” means the Security created or expressed to be created in favour of the Finance Parties pursuant to the Transaction Security Documents.

“Transaction Security Documents” means each of the documents listed as being a Transaction Security Document in paragraph 2 of Part II of Schedule 2 (Conditions Precedent) and any other document creating or expressed to create any Security in favour of the Security Agent for the liabilities under the Finance Documents, including the Dutch Security Agreement.

“Transfer Agent” means Continental Stock Transfer & Trust Company (or such replacement transfer agent as may be agreed between the Borrower and the Security Agent).

“Transfer Agent Agreement” means the transfer agency and registrar services agreement dated 16 March 2022 between the Transfer Agent and the Target (or such replacement agreement between the Transfer Agent and the Target as may be entered into from time to time).

“Transfer Agreement” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Agreement) or any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Transfer Agreement; and

(b)	the date on which the Agent executes the relevant Transfer Agreement.

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Finance Documents.

“US” means the United States of America.

“US Bankruptcy Law” means the United States Bankruptcy Code of 1978 (Title 11 of the United States Code), any other United States federal or state bankruptcy, insolvency or similar law.

“US Control Agreement” means the New York law securities account control agreement, to be entered into, between, among others, the Borrower, the Security Agent and the Transfer Agent in relation to, among other things, the Securities Account in form reasonably acceptable to the Security Agent, in which the Transfer Agent agrees to take instructions from the Security Agent, either directly or as assignee of the Borrower, with respect to the disposition of securities and cash in the Securities Account without further consent of the Borrower.

“US Security Agreement” means the New York law security agreement, dated as of the date of this Agreement, between, among others, the Borrower and the Security Agent in relation to, among other things, the Securities Account.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Part I of Schedule 3 (Requests and Notices).

“VAT” means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)

any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)

the “Agent”, any “Arranger”, any “Finance Party”, any “Lender”, any “Party”, the “Security Agent”, the “Sponsor”, or any other person shall be construed so as to include its successors in title and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Borrower and the Agent;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)

a Lender’s “cost of funds” in relation to its participation in a Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan for a period equal in length to the Interest Period of that Loan;

(v)

a “Finance Document” or a “Transaction Document” or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerously) or replaced and includes any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under that Finance Document or Transaction Document or other agreement or instrument;

(vi)	a “group of Lenders” includes all the Lenders;

(vii)	“gross negligence” means “faute lourde”;

(viii)

“guarantee” means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(ix)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(x)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xi)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xii)	a “transfer” includes any means of transfer of rights and/or obligations under French law;

(xiii)	“wilful misconduct” means “dol”;

(xiv)	a provision of law is a reference to that provision as amended or re-enacted from time to time; and

(xv)	a time of day is a reference to Paris time.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default or an Event of Default is “continuing” if it has not been remedied or waived.

(e)	A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

(i)	any replacement page of that information service which displays that rate; and

(ii)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Borrower.

(f)

The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

1.3	Currency symbols and definitions

“€”, “EUR” and “euro” denote the single currency of the Participating Member States and “USD” denotes the lawful currency of the United States of America.

1.4	Dutch terms

In this Agreement, where it relates to the Borrower or an entity incorporated in the Netherlands or a document governed by Dutch law, a reference to:

(a)	a “director” means a statutair bestuurder;

(b)

“works council” means each works council (ondernemingsraad) or central or group works council (centrale of groeps ondernemingsraad) within the meaning of the Works Councils Act of the Netherlands (Wet op de ondernemingsraden) having jurisdiction over that Dutch Obligor;

(c)	a “necessary action to authorise”, where applicable, includes without limitation:

(i)	any action required to comply with the Dutch Works Council Act (Wet op de ondernemingsraden); and

(ii)

obtaining a positive or neutral advice (advies) from each competent works council which, if conditions, contain conditions which can reasonably be complied with and would not cause and are not reasonably likely to cause a breach with any term of any of the Finance Documents;

(d)

a “security interest” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);

(e)	a “winding-up”, “administration” or “dissolution” includes a bankruptcy (faillissement) or dissolution (ontbinding);

(f)	a “moratorium” includes surseance van betaling and “a moratorium is declared” or “occurs” includes surseance verleend;

(g)	a “liquidator”, “receiver”, “administrative receiver”, “administrator”, “compulsory manager” or “other similar officer” includes a curator, a beoogd curator, a bewindvoerder or a beoogd bewindvoerder;

(h)	an insolvency does not include stille bewindvoering; and

(i)	a “receiver” or an “administrative receiver” does not include a curator or a bewindvoerder.

SECTION 2

THE FACILITY

2.	THE FACILITY

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower, a euro term loan facility in an aggregate amount equal to the Total Commitments.

2.2	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several (conjointes et non solidaires). Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by the Borrower which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by the Borrower.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3.	PURPOSE

3.1	Purpose

(a)	The Borrower shall apply all amounts borrowed by it under the Facility towards:

(i)	the refinancing of outstanding indebtedness under the Existing Facility Agreement and all other fees, costs or expenses related to such refinancing;

(ii)	the payment of all interest, fees, costs or expenses related to the Facility;

(iii)	the payment of the purchase price for the Shares under the Acquisition Documents; and

(iv)

the payment of the Acquisition Costs, provided that the relevant amount may be increased by (i) a maximum of 3% to cover any variation of the euro to USD exchange rate applicable on the relevant payment date, compared to the euro to USD exchange rate applicable on the date of the drawdown request (such increased amount being the “FX Amount”), and (ii) a maximum of 150,000€ to cover future Acquisition Costs (such amount being the “Future Costs Amount”, and together with the FX Amount, the “Increased Amounts”).

(b)

For the avoidance of doubt, the Facility can be drawn for the purpose referred to under paragraphs (a)(i) and (a)(ii) above prior to any Utilisation for the purposes of paragraphs (a)(iii) or (a)(iv) above.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

(a)	The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Utilisation if:

(i)

on the Signing Date, the Agent has received all of the documents and other evidence listed in Part I (Conditions precedent to be satisfied on the Signing Date) of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent acting reasonably;

(ii)

in relation to the first Utilisation, the Agent has received all of the documents and other evidence listed in Part II (Conditions precedent for the first Utilisation) of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent acting reasonably; and

(iii)

in relation to a Utilisation for the purpose referred to in paragraphs (a)(iii) and (iv) of Clause 3.1 (Purpose), the Agent has received all of the documents and evidence listed in Part III (Conditions precedent to a Loan in respect of an Acquisition Purpose) of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent acting reasonably).

(b)

The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied, as relevant. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

Subject to Clause 4.1 (Initial conditions precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation), in relation to a Utilisation other than one to which Clause 4.4 (Utilisations during the Certain Funds Period) applies, if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	no Default is continuing or would result from the proposed Utilisation; and

(b)	the Repeating Representations are true and correct in all material respects.

4.3	Maximum number of Utilisations

The	Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than 7 Loans would be outstanding.

4.4	Utilisations during the Certain Funds Period

(a)

Subject to Clause 4.1 (Initial conditions precedent), during the Certain Funds Period, the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Certain Funds Loan if, on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)	no Major Default is continuing or would result from the proposed Utilisation; and

(ii)	all the Major Representations are true and correct in all material respects.

(b)

During the Certain Funds Period (save in circumstances where, pursuant to paragraph (a) above, a Lender is not obliged to comply with Clause 5.4 (Lenders’ participation) and subject as provided in Clause 7.1 (Illegality), none of the Finance Parties shall be entitled to:

(i)	cancel any of its Commitments to the extent to do so would prevent or limit the making of a Certain Funds Loan;

(ii)

terminate or cancel this Agreement or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have to the extent to do so would prevent or limit the making of a Certain Funds Loan;

(iii)	refuse to participate in the making of a Certain Funds Loan;

(iv)	exercise any right of set-off or counterclaim in respect of a Utilisation to the extent to do so would prevent or limit the making of a Certain Funds Loan; or

(v)

cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document to the extent to do so would prevent or limit the making of a Certain Funds Loan, provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

SECTION 3

UTILISATION

5.	UTILISATION – LOANS

5.1	Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	it specified the purpose of the relevant Loan;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period, provided that the first Utilisation Date shall not occur prior to 25 June 2024;

(iii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iv)	the proposed Interest Period complies with Clause 9 (Interest Periods).

(b)	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be euros.

(b)	The amount of the proposed Utilisation must not exceed the Available Facility.

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)	The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.

5.5	Cancellation of Commitment

The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.	REPAYMENT OF LOANS

(a)	The Borrower shall repay the Loans in full on the Termination Date.

(b)	The Borrower may not reborrow any part of the Facility which is repaid.

7.	PREPAYMENT AND CANCELLATION

7.1	Illegality

If, (A) it is or becomes in any applicable jurisdiction unlawful for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Loan, or (B) the Borrower or member of its Group is or becomes a Sanctioned Person:

(a)	that Lender shall (or, in the case of (B) above, any Lender may) promptly notify the Agent upon becoming aware of that event;

(b)

upon the Agent notifying the Borrower (or, in the case of (B) above, if the relevant Lender so specifies in its notice or any subsequent notice), the Available Commitment of that Lender will be immediately cancelled; and

(c)

to the extent that the Lender’s participation has not been transferred pursuant to Clause 32.5 (Replacement of Lender), the Borrower shall (in the case of (B) above, if the relevant Lender so specifies in its notice or any subsequent notice) repay that Lender’s participation in the Loans on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid.

7.2	Voluntary cancellation

Once all payments (if any) to be made by the Borrower for the purpose referred to in paragraph (a)(iii) of Clause 3.1 (Purpose) have been made, the Borrower may, if it gives the Agent not less than 10 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part being a minimum amount of €5,000,000 of the Available Facility, provided however that for as long as any amounts may become due and payable under the Finance Documents as interest, fees or commissions (the “Projected Amounts”), any such cancellation shall not reduce the Available Facility to an amount which is lesser than the Projected Amounts as reasonably detailed by the Borrower in the notice of cancellation. Any cancellation under this Clause 7.2 shall reduce the Commitments of the Lenders rateably under the Facility.

7.3	Voluntary prepayment of Loans

(a)

The Borrower may, if it gives the Agent not less than 10 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the amount of such Loan by a minimum amount of €5,000,000).

(b)	A Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the Available Facility is zero).

(c)	Any prepayment under this Clause 7.3 shall be applied as directed by the Borrower, subject to Clause 7.14 (Application of prepayments).

7.4	Right of cancellation and repayment in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by the Borrower is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13 (Increased Costs); or

the Borrower may, whilst the circumstance giving rise to the requirement for that increase, indemnification or payment continues, replace that Lender in accordance with Clause 32.5 (Replacement of Lender) or give the Agent notice of cancellation of the Commitments of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans.

(b)

On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Available Commitments of that Lender shall be immediately reduced to zero to the extent that the Lender’s participation has not been transferred pursuant to Clause 32.5 (Replacement of Lender).

(c)

On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in that Utilisation together with all interest and other amounts accrued under the Finance Documents and that Lender’s corresponding Commitments shall be immediately cancelled in the amount of the participations repaid.

7.5	Right of cancellation in relation to a Defaulting Lender

(a)

Subject to any applicable laws and in particular all laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratorium, administration and other laws or regulations generally affecting the rights of the creditors, if any Lender becomes a Defaulting Lender, replace that Lender in accordance with Clause 32.5 (Replacement of Lender) or the Borrower may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent 10 Business Days’ notice of cancellation of the Available Commitment of that Lender (in each case, without prejudice of the Borrower’s rights against the Defaulting Lender under the Finance Documents).

(b)

On the notice referred to in paragraph (a) above becoming effective, the Available Commitment of the Defaulting Lender shall be immediately reduced to zero to the extent that the Lender’s participation has not been transferred pursuant to Clause 32.5 (Replacement of Lender).

(c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

7.6	Mandatory cancellation and prepayment – No Delisting

If Delisting does not occur by no later than the date falling 6 months after the first Utilisation Date and the Borrower has not delivered to the Agent evidence (satisfactory to the Agent) of the same by such date, (i) the Available Commitments shall be automatically and immediately cancelled, and (ii) the Borrower shall immediately prepay all Loans which are outstanding at that time, together with accrued interest and all other amounts accrued under the Finance Documents.

7.7	Mandatory prepayment – Target Shares Disposal Proceeds

(a)	For the purpose of this Clause 7.7:

“Target Shares Disposal Proceeds” means the cash consideration received by the Borrower for any Disposal made by the Borrower of any Shares after deducting:

(i)	any fees, expenses and transaction costs incurred by the Borrower with respect to that Disposal; and

(ii)	any Tax incurred and required to be paid by the Borrower with respect to any such proceeds.

(b)

The Borrower shall promptly (and no later than 1 Business Day prior to receipt) notify the Agent of any Disposal of Shares and of the Target Shares Disposal Proceeds which will have to be applied as partial mandatory prepayment in accordance with Clause 7.7.

(c)	The Borrower shall either:

(i)

instruct the purchaser of the relevant Shares, owing such Target Shares Disposal Proceeds, to credit the amount equal to such Target Shares Disposal Proceeds directly to an account held in the name of the Agent; or

(ii)	credit the amount equal to such Target Shares Disposal Proceeds to a bank account pledged in the name of the Security Agent acting on behalf of the Finance Parties,

in each case, for application in accordance with paragraph (d) below.

(d)	The Target Shares Disposal Proceeds shall be applied in prepayment of Loans immediately upon receipt.

7.8	Mandatory prepayment – Distribution Proceeds

(a)	For the purpose of this Clause 7.8:

“Distribution” means (i) the payment of a dividend or the lawful distribution of share premium reserve or the redemption, defeasement, retirement or repayment of share capital from the Target or (ii) the repayment or prepayment (either total, partial, voluntary or mandatory) by the Target of any loan granted to it by the Borrower.

“Distribution Proceeds” means the cash consideration received by the Borrower for any Distribution made by the Target after deducting:

(i)	any fees, expenses and transaction costs incurred by the Borrower with respect to that Distribution; and

(ii)	any Tax incurred and required to be paid by the Borrower, or the Target, with respect to any such proceeds.

(b)	The Borrower shall promptly (and no later than 1 Business Day falling after receipt) notify the Agent of the receipt of any Distribution Proceeds.

(c)	The Borrower shall apply an amount equal to such Distribution Proceeds, in prepayment of Loans immediately upon receipt.

7.9	Mandatory prepayment – Increased Amounts

If the amount of a Utilisation for the payment of Acquisition Costs as increased by the Increased Amounts, as relevant, is higher than the amount actually used by the Borrower to pay for such Acquisition Costs, the Borrower shall:

(i)

no later than 30 days following the relevant Utilisation Date notify the Agent of (x) the difference between the amount of the Utilisation and the amount used to pay for the relevant Acquisition Costs (the “Surplus Amount”) and (y) the aggregate amount of Surplus Amounts (taking into account all Utilisations) on such date as reduced by any Surplus Amounts having given rise to a mandatory prepayment prior to such date; and

(ii)

if the aggregate amount of all Surplus Amounts (taking into account all Utilisations) as reduced by any Surplus Amounts having given rise to a mandatory prepayment prior to such date exceeds €100,000, apply an amount equal to such Surplus Amounts in prepayment of Loans on the last day of the Interest Period following notice given to the Agent that the Surplus Amounts have exceeded €100,000.

7.10	Mandatory cancellation and prepayment – Disposal of shares resulting in a reduction of the shareholding of the Sponsor in the Borrower

(a)	For the purpose of this Clause 7.10:

“Shares Disposal Proceeds” means the consideration received by either the Sponsor, the Shareholder or a Meridiam Shareholder for any Disposal made by the Sponsor, a Meridiam Shareholder or the Shareholder, as relevant, of any shares in, respectively, a Meridiam Shareholder, the Shareholder or the Borrower (a “Shares Disposal”) after deducting:

(i)	any fees, expenses and transaction costs incurred by the Sponsor, the Shareholder or a Meridiam Shareholder, as relevant, with respect to that Shares Disposal; and

(ii)	any Tax incurred and required to be paid by the Sponsor, the Shareholder or a Meridiam Shareholder, as relevant, with respect to any such proceeds.

(b)

The Borrower shall promptly (and no later than 1 Business Day falling after the occurrence of the relevant Shares Disposal) notify the Agent of the relevant Shares Disposal and provide evidence satisfactory to the Agent (acting reasonably) that an amount at least equal to the Share Disposal Proceeds relevant to such Shares Disposal has been reinvested in the Target (unless such Shares Disposal is made to a Meridiam Shareholder) and the Agent shall promptly upon receipt of such notification notify each Lender.

(c)

In the event that an amount at least equal to the Share Disposal Proceeds relevant to such Shares Disposal has not been reinvested in the Target (unless such Shares Disposal is made to a Meridiam Shareholder), the Borrower shall promptly (and no later than 2 Business Days falling after the occurrence of such Shares Disposal) apply an amount equal to the Share Disposal Proceeds in prepayment of the outstanding Loans and cancellation of the Available Commitments.

7.11	Mandatory cancellation and prepayment – Shareholding Dilution

(a)	For the purpose of this Clause 7.11:

“Shareholding Dilution” means the decrease of the shareholding (either in the voting share capital or issued share capital and either direct or indirect) of the Meridiam Shareholder in the Borrower occurring otherwise than pursuant to a Shares Disposal.

“Shareholding Dilution Proceeds” means the proceeds (after deducting any incurred fees, expenses and transaction costs and any Tax with respect to any Shareholding Dilution) received by the Sponsor, a Meridiam Shareholder, the Shareholder or the Borrower with respect to any transaction that has resulted in a Shareholding Dilution.

(b)

The Borrower shall promptly (and no later than 1 Business Day falling after the occurrence of a Shareholding Dilution) notify the Agent of the relevant Shareholding Dilution and provide evidence satisfactory to the Agent (acting reasonably) that an amount at least equal to the Shareholding Dilution Proceeds relevant to such Shareholding Dilution has been reinvested in the Target and the Agent shall promptly upon receipt of such notification notify each Lender.

(c)

In the event that an amount at least equal to the Shareholding Dilution Proceeds relevant to such Shareholding Dilution has not been reinvested in the Target, the Borrower shall (and no later than 2 Business Days falling after the occurrence of such Shareholding Dilution) apply an amount equal to the Shareholding Dilution Proceeds in prepayment of the outstanding Loans and cancellation of the Available Commitments.

7.12	Mandatory prepayment – Sponsor’s Assets Disposal Proceeds

(a)	For the purpose of this Clause 7.12:

“Sponsor’s Assets Disposal Proceeds” means the consideration received or which should have been received by the Sponsor or any of its Subsidiaries for any Disposal made by the Sponsor or any of its Subsidiaries (excluding a Disposal made by the Borrower and its Subsidiaries) of any asset (other than the shares in a Meridiam Shareholder, the Shareholder or the Borrower) (a “Sponsor’s Assets Disposal”) after deducting:

(i)	any fees, expenses and transaction costs incurred by the Sponsor or its relevant Subsidiary with respect to that Disposal; and

(ii)	any Tax incurred and required to be paid by the Sponsor or its relevant Subsidiary with respect to any such proceeds.

(b)	The Borrower shall promptly (and no later than 2 Business Days upon occurrence of a Sponsor’s Assets Disposal):

(i)

notify the Agent of the relevant Sponsor’s Assets Disposal and the amount equal to the Sponsor’s Assets Disposal Proceeds and the Agent shall promptly upon receipt of such notification notify each Lender; and

(ii)	apply an amount equal to the Sponsor’s Assets Disposal Proceeds in prepayment of the outstanding Loans and cancellation of the Available Commitments.

7.13	Restrictions

(a)

Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	The Borrower may not reborrow any part of the Facility which is prepaid.

(d)	The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender(s), as appropriate.

7.14	Application of prepayments

Any prepayment of a Loan pursuant to Clause 7.3 (Voluntary prepayment of Loans), Clause 7.7 (Mandatory prepayment – Target Shares Disposal Proceeds), Clause 7.8 (Mandatory prepayment – Distribution Proceeds), Clause 7.9 (Mandatory prepayment – Increased Amounts), Clause 7.10 (Mandatory cancellation and prepayment – Disposal of shares resulting in a reduction of the shareholding of the Sponsor in the Borrower), Clause 7.11 (Mandatory cancellation and prepayment – Shareholding Dilution) and Clause 7.12 (Mandatory prepayment – Sponsor’s Assets Disposal Proceeds) shall be applied pro rata to each Lender’s participation in that Loan.

SECTION 5

COSTS OF UTILISATION

8.	INTEREST

8.1	Calculation of interest

The rate of interest on each Loan for an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	EURIBOR.

8.2	Payment of interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period in relation to such Loan (and, if the Interest Period is longer than six Months, on the dates falling at six-monthly intervals after the first day of the Interest Period).

8.3	Default interest

(a)

If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue to the fullest extent permitted by law on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)

the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount only if, within the meaning of article 1343-2 of the French Code civil, such interest is due for a period of at least one year, but will remain immediately due and payable.

(d)

Interest on an overdue amount shall accrue automatically as of right and without the need of notification (mise en demeure) to the Borrower and is in addition, and without prejudice, to the other rights of the Finance Parties. Neither a demand by the Agent under this Clause 8.3 or the payment by the Borrower of interest on an overdue amount shall constitute the grant of an extension of the due date for the overdue amount or any waiver of the Finance Parties’ rights under the Finance Documents in relation to such overdue amount.

8.4	Notifications

(a)	The Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest under this Agreement.

(b)	The Agent shall promptly notify the Borrower of the Funding Rate relating to a Loan.

(c)	This Clause 8.4 shall not require the Agent to make any notification to any Party on a day which is not a Business Day.

8.5	Effective Global Rate (Taux Effectif Global)

For the purposes of Articles L.314-1 to L.314-5 and R.314-1 et seq. of the French Code de la consommation and article L.313-4 of the French Code monétaire et financier, the Parties acknowledge that (i) the effective global rate (taux effectif global) calculated on the date of this Agreement, based on assumptions as to the period rate (taux de période) and the period term (durée de période) and on the assumption that the interest rate and all other fees, costs or expenses payable under this Agreement will be maintained at their original level throughout the term of this Agreement, is set out in a letter from the Agent to the Borrower (the “TEG Letter”) and (ii) the TEG Letter forms part of this Agreement. The Borrower acknowledges receipt of the TEG Letter.

9.	INTEREST PERIODS

9.1	Length of Interest Periods

(a)

Subject to this Clause 9, the Borrower may select an Interest Period of 3 or 6 Months or of any other period agreed between the Borrower, the Agent and all the Lenders in relation to the relevant Loan.

(b)	The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

(c)	Notwithstanding paragraph (a) above:

(i)	the first Interest Period for any Loan made available prior to 31 December 2024, shall end on 31 December 2024; and

(ii)	the first Interest Period for any Loans made as from 31 December 2024, shall end on 31 March, 30 June, 30 September or 31 December, provided that it shall not be longer than 6 Months.

(d)	Each Selection Notice for a Loan is irrevocable and must be delivered to the Agent by the Borrower not later than the Specified Time.

(e)	If the Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be 3 Months.

(f)	An Interest Period for a Loan shall not extend beyond the Termination Date.

(g)	Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3	Consolidation and division of Loans

(a)

Subject to paragraph (b) below, if two or more Interest Periods relate to Loans which end on the same date, those Loans will, unless the Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

(b)

Subject to Clause 5.3 (Currency and amount), if the Borrower requests in a Selection Notice that a Loan be divided into two or more Loans, that Loan will, on the last day of its Interest Period, be so divided with amounts specified in that Selection Notice, having an aggregate amount equal to the amount of such Loan immediately before its division.

10.	CHANGES TO THE CALCULATION OF INTEREST

10.1	Unavailability of Screen Rate

(a)

Interpolated Screen Rate: if no Screen Rate is available for EURIBOR for the Interest Period of a Loan, the applicable EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(b)	Historic Screen Rate: if no Screen Rate is available for EURIBOR for:

(i) euro; or

(ii) the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate,

the applicable EURIBOR shall be the Historic Screen Rate for that Loan.

(c)

Interpolated Historic Screen Rate: if paragraph (b) above applies but no Historic Screen Rate is available for the Interest Period of that Loan, the applicable EURIBOR shall be the Interpolated Historic Screen Rate for a period equal in length to the Interest Period of that Loan.

(d)

Cost of funds: if paragraph (c) above applies but it is not possible to calculate the Interpolated Historic Screen Rate, there shall be no EURIBOR for that Loan and Clause 10.3 (Cost of funds) shall apply to that Loan for that Interest Period.

10.2	Market disruption

If before close of business in Paris on the Quotation Day for the relevant Interest Period the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of EURIBOR then Clause 10.3 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

10.3	Cost of funds

(a)	If this Clause 10.3 applies, the rate of interest on each Lender’s share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)

the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)

If this Clause 10.3 applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(d)

If this Clause 10.3 applies but any Lender does not supply a quotation by the time specified in paragraph (a)(ii) above the rate of interest shall be calculated on the basis of the quotations of the remaining Lenders.

10.4	Break Costs

(a)

The Borrower shall, within five Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.	FEES

11.1	Commitment fee

(a)

The Borrower shall pay to the Agent (for the account of each Lender) a commitment fee in euro computed at the rate of 35 per cent. per annum of the applicable Margin on that Lender’s Available Commitment for the Availability Period.

(b)

The accrued commitment fee is payable on the last day of each successive period of three months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

(c)	No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

11.2	Arrangement fee

The Borrower shall pay to the Arrangers an arrangement fee in the amount and at the times agreed in a Fee Letter.

11.3	Agency fee

The Borrower shall pay to the Agent (for its own account) a facility agency fee in the amount and at the times agreed in a Fee Letter.

11.4	Security Agency fee

The Borrower shall pay to the Security Agent (for its own account) a security agency fee in the amount and at the times agreed in a Fee Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12.	TAX GROSS UP AND INDEMNITIES

12.1	Definitions

(a)	In this Agreement:

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by the Borrower to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)	Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

(a)	The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender, it shall notify the Borrower.

(c)

If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)

If the Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)

Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment has been paid to the relevant taxing authority.

12.3	Tax indemnity

(a)

If a Finance Party is or will be subject to any liability, or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document, then the Borrower shall (within three Business Days of demand by the Agent) pay to that Finance Party an amount equal to the loss, liability or cost which that Finance Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by it in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

(B)	relates to a FATCA Deduction required to be made by a Party.

(c)	If a Finance Party makes, or intends to make, a claim under paragraph (a) above it shall promptly notify the Borrower of the event which will give, or has given, rise to the claim.

12.4	Tax Credit

If the Borrower makes a Tax Payment and a Finance Party determines that:

(a)

a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Borrower which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower.

12.5	Stamp taxes

The Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6	VAT

(a)

All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, if VAT is or becomes chargeable on any supply made by any Finance Party to a Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for that VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)

Any reference in this Clause 12.6 to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in the UK Value Added Tax Act 1994, Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the EU) or any other similar provision in any jurisdiction other than the UK or a member state of the EU) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(e)

In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with the Lender’s VAT reporting requirements in relation to such supply.

12.7	FATCA information

(a)	Subject to paragraph (c) below, a Party must, within 10 Business Days of a reasonable request by any other Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable “passthru percentage” or other information required under relevant US Treasury regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party must notify that other Party reasonably promptly.

(c)	A Party is not obliged to do anything under paragraph (a) above which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any policy of that Party;

(iii)	any fiduciary duty; or

(iv)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.8	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Finance Parties.

13.	INCREASED COSTS

13.1	Increased costs

(a)

Subject to Clause 13.3 (Exceptions) the Borrower shall, within five Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement or (iii) the implementation or application of or compliance with CRD IV or any law or regulation that implements or applies CRD IV.

(b)	In this Agreement:

“Basel III” means:

(i)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“CRD IV” means:

(i)

Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012; and

(ii)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

“Increased Costs” means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2	Increased cost claims

(a)

A Finance Party intending to make a claim pursuant to Clause 13 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

13.3	Exceptions

(a)	Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by the Borrower;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)

compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(iv)	attributable to the implementation or application of or compliance with Basel III as reasonably foreseeable on the date of this Agreement; or

(v)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)	In this Clause 13.3 reference to a “Tax Deduction” has the same meaning given to the term in Clause 12.1 (Definitions).

14.	OTHER INDEMNITIES

14.1	Currency indemnity

(a)

If any sum due from the Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Borrower; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

(a)	The Borrower shall, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;

(ii)

a failure by the Borrower to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 25 (Sharing among the Finance Parties);

(iii)

funding, or making arrangements to fund, its participation in a Utilisation requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(iv)	a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by the Borrower.

(b)

The Borrower shall promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of the Acquisition or the funding of the Acquisition (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the Acquisition), unless such loss or liability is caused by the gross negligence or wilful misconduct of that Finance Party or its Affiliate (or employee or officer of that Finance Party or Affiliate). Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this Clause 14.2.

14.3	Indemnity to the Agent

The Borrower shall promptly indemnify the Agent against:

(a)	any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default;

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(b)	any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents.

14.4	Indemnity to the Security Agent

(a)	The Borrower shall promptly indemnify the Security Agent against any cost, loss or liability incurred by it as a result of:

(i)	any failure by the Borrower to comply with its obligations under Clause 16 (Costs and expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security;

(iv)	the exercise or purported exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent by the Finance Documents or by law;

(v)	any default by the Borrower in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(vi)

acting as Security Agent under the Finance Documents or which otherwise relates to any of the Pledged Shares (otherwise, in each case, than by reason of the Security Agent’s gross negligence or wilful misconduct).

(b)

The Security Agent may, in priority to any payment to the Finance Parties, indemnify itself out of the Pledged Shares in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.4.

15.	MITIGATION BY THE LENDERS

15.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in the Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross up and indemnities) or Clause 13 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

15.2	Limitation of liability

(a)	The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.	COSTS AND EXPENSES

16.1	Transaction expenses

The Borrower shall, within five Business Days of demand, pay the Agent, the Arrangers, the Lenders and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Finance Documents executed after the date of this Agreement,

it being specified that the Agent, the Arrangers, the Lenders or the Security Agent must obtain the Borrower’s prior approval for all costs payable to external advisers (including legal fees).

16.2	Amendment costs

If:

(a)	the Borrower requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 26.10 (Change of currency),

the Borrower shall, within five Business Days of demand, reimburse each of the Agent, the Security Agent and the Lenders for the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in responding to, evaluating, negotiating or complying with that request or requirement (it being specified that the Agent, the Arrangers, the Lenders or the Security Agent must obtain the Borrower’s prior approval for all costs payable to external advisers (including legal fees)).

16.3	Enforcement and preservation costs

The Borrower shall, within five Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against any Finance Party as a consequence of taking or holding the Transaction Security or enforcing these rights.

16.4	Security expenses

The Borrower shall, within five Business Days of demand, pay the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the release of any Transaction Security expressed to be created pursuant to any Transaction Security Document.

SECTION 7

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

17.	REPRESENTATIONS

17.1	General

The Borrower makes the representations and warranties set out in this Clause 17 to each Finance Party on the date of this Agreement.

17.2	Status

(a)	It is a company, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

17.3	Binding obligations

(a)	Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Transaction Document are legal, valid, binding and enforceable obligations.

(b)

Without limiting the generality of paragraph (a) above, subject to the Perfection Requirements, each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

17.4	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents do not and will not conflict with:

(a) any law or regulation applicable to it;

(b) its constitutional documents; or

(c) any agreement or instrument binding upon it or any of its assets.

17.5	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is a party and the transactions contemplated by those Transaction Documents.

17.6	Validity and admissibility in evidence

Subject, in the case of the Transaction Security Documents, to the Perfection Requirements, all Authorisations required or desirable:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(ii)	to make the Transaction Documents to which it is a party admissible in evidence in the Relevant Jurisdictions;

(iii)

to enable it to create the Transaction Security expressed to be created by it pursuant to any Transaction Security Document and to ensure that such Transaction Security has the priority and ranking it is expressed to have, have been obtained or effected and are in full force and effect.

17.7	Governing law and enforcement

(a)	Subject to the Legal Reservations, the choice of governing law of the Finance Documents will be recognised and enforced in its Relevant Jurisdictions.

(b)

Subject to the Legal Reservations, any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

17.8	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in Clause 20.7 (Insolvency proceedings); or

(b)	creditors’ process described in Clause 20.8 (Creditors’ process),

has been taken or, to the knowledge of the Borrower, threatened in relation to it or any of its Subsidiaries; and none of the circumstances described in Clause 20.6 (Insolvency) applies to it or any of its Subsidiaries.

17.9	No default

(a)

No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)

No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect.

(c)

On the date of this Agreement, no other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on any of its Subsidiaries or to which any of its Subsidiaries’ assets are subject which might have a Material Adverse Effect.

17.10	No misleading information

(a)

Any written factual information provided by or on behalf of the Borrower or the Shareholder in relation to any Transaction Document was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)

Nothing has occurred or been omitted from the factual information referred to in paragraph (a) above and no information has been given or withheld that results in that information being untrue or misleading in any material respect.

17.11	Financial statements

(a)	Its Original Financial Statements and, to the best of its knowledge, the Original Financial Statements of the Target, were prepared in accordance with Dutch GAAP consistently applied.

(b)

The Original Financial Statements fairly represent its or, as the case may be and to the best of its knowledge, the Target’s financial condition as at the end of the relevant financial year and operations during the relevant financial year.

(c)

There has been no material adverse change in its or, as the case may be and to the best of its knowledge, the Target’s business or financial condition since the date of the relevant Original Financial Statements.

17.12	No proceedings

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have been started or threatened against it in writing.

17.13	No breach of laws

It has not breached any law or regulation which would impair its ability to perform its obligations under the Transaction Documents to which it is a party, or the ability of the Finance Party or it to hold, acquire or dispose of any Shares or the ability of the Finance Party to hold, acquire or dispose of any Transaction Security over the Shares or to enforce the Transaction Security expressed to be created by the Transaction Security Documents.

17.14	Taxation

(a)	It is not required to make any Tax Deduction (as defined in Clause 12.1 (Definitions)) from any payment it may make under any Finance Document.

(b)

It is not overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of Tax except to the extent that (i) such payment is being contested in good faith, (ii) adequate reserves are being maintained for those Taxes and the costs required to contest them, and (iii) such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

17.15	No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp duty, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

17.16	Security and pari passu ranking

(a)

Subject to the Perfection Requirements, each Transaction Security Document creates (or, once entered into, will create) in favour of the Finance Parties the Transaction Security which it is expressed to create with the ranking and priority it is expressed to have.

(b)

Without limiting paragraph (a) above, its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

(c)	Except as permitted by Clause 19.3 (Negative pledge), no Security exists on or over any of its assets.

17.17	Title to assets

It has:

(a)	good and marketable title (as sole and absolute beneficial owner) to the Shares which are expressed to be included in or subject to the Transaction Security; and

(b)

not sold, transferred, lent, assigned, parted with its interest in or disposed of, granted any option in respect of or otherwise dealt with any of its rights, title and interest in and to the Pledged Shares, or agreed to do any of the foregoing (other than pursuant to the Finance Documents to which it is a party).

17.18	Pledged Shares

(a)	The Pledged Shares are fully paid and not subject to any option to purchase or similar rights.

(b)	The constitutional documents of the Target do not and could not restrict or inhibit any transfer of the Pledged Shares on creation or enforcement of all or any part of the Pledged Shares.

(c)

There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any Pledged Share or loan capital of the Target (including any option or right of pre-emption or conversion).

17.19	Transfer Agent Agreement

(a)	Subject to paragraph (c) below, the Target is and will at all times be the sole, absolute, legal and beneficial owner of its rights under the Transfer Agent Agreement.

(b)	Subject to paragraph (c) below, the Transfer Agent Agreement is and will remain in full force and effect without any material amendment, supplement or variation.

(c)	Paragraphs (a) and (b) shall not apply if the Transfer Agent Agreement has terminated following the Repatriation of all Shares.

17.20	Anti-corruption law

(a)

It and each of its Subsidiaries have implemented and maintains in effect policies and procedures designed to ensure compliance by it, its Subsidiaries, the Shareholder and their respective directors, officers, employees and agents with Anti-Corruption Laws, and it, its Subsidiaries, the Shareholder and their respective officers and directors, and, to the knowledge of the Borrower, its and its Subsidiaries’ employees and agents are in compliance with Anti-Corruption Laws in all material respects.

(b)	No Utilisation, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws.

(c)

Neither the Borrower, nor its Subsidiaries, or the Shareholder nor, to its knowledge, any of its or their directors, officers, agents or employees has engaged in any activity or conduct which would breach any applicable Money Laundering Laws and Anti-Corruption Laws.

17.21	Sanctions

Neither the Borrower, any of its Subsidiaries nor, to its knowledge, any of its or its Subsidiaries’ directors, officers, agents, employees or Affiliates is a Sanctioned Person.

17.22	Acquisition Documents

The Acquisition Documents:

(a)	contain all the material terms of the Acquisition; and

(b)	are in compliance with all applicable laws or regulations.

17.23	Centre of main interests and establishments

For the purposes of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and it has no establishment (as that term is used in Article 2(10) of the Regulation) in any jurisdiction other than its jurisdiction of incorporation.

17.24	Material Non-Public Information

Neither it or (to the best of its knowledge and belief) any Relevant Individual:

(a)

is in possession of any Material Non-Public Information relating to the Target or the Shares which would (i) restrict its ability to deal in the Shares or grant Security over the Shares to the Finance Parties or (ii) affect its ability to enter into or perform its obligations under the Transaction Documents; or

(b)	is or has engaged in market abuse (including insider dealing) or market manipulation in entering into and performing its obligations under the Transaction Documents.

17.25	Regulation S

None of the Borrower, its Subsidiaries or any person acting on their behalf has engaged, or will engage, in any “directed selling efforts”, as defined in Regulation S under the Securities Act, as amended, with respect to the Shares.

17.26	US securities law

(a)

The Shares have been issued in compliance with US federal securities laws, including the Securities Act, and the rules and regulations of the US Securities and Exchange Commission (“SEC”) promulgated thereunder, and any applicable state securities or “blue sky” laws.

(b)

As long as neither the Delisting nor the Deregistration has occurred and, to the best of its knowledge having made due enquiry, the Target is, and has been for a period of at least 90 days, subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(c)	To the best of its knowledge having made due enquiry, the Target:

(i)	is in compliance with all obligations under US federal and state securities laws;

(ii)

as long as the Deregistration has not occurred, has filed all required reports under Section 13 or Section 15(d) of the Exchange Act, as applicable, during the then preceding 12 months (or such shorter period that the Target was required to file such reports), other than Form 6-K reports; and

(iii)

as long as the Deregistration has not occurred, has submitted electronically every interactive data file required to be submitted pursuant to Rule 405 of Regulation S-T under the Securities Act during the then preceding 12 Months (or such shorter period that the Target was required to submit such files) (the “XBRL Requirement”).

(d)

To the best of its knowledge having made due enquiry, the Target has ceased to be an issuer with no or nominal operations and no or nominal non-cash assets as specified in Rule 144(i)(1) under the Securities Act and has met the conditions provided in Rule 144(i)(2) and (i)(3) under the Securities Act, including, without limitation, the filing of “Form 10 information” (within the meaning of Rule 144 under the Securities Act).

(e)

As long as the Deregistration has not occurred and assuming no Finance Party is deemed or determined to be an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Target as a result of any Finance Party holding Shares that are not Pledged Shares or engaging in other transactions or arrangements not contemplated by the Finance Documents, and provided that, at the date of any enforcement by the Finance Parties of the security interests created by the Security Documents over the Pledged Shares, the Target:

(i)	satisfies the current public information requirement set forth in Rule 144(c)(i) under the Securities Act; and

(ii)

has filed all required reports under Section 13 or Section 15(d) of the Exchange Act, as applicable, during the preceding 12 Months (or such shorter period that the Target was required to file such reports); and

(iii)	satisfies the XBRL Requirement (the requirements in paragraphs (i) to (iii) of this paragraph (e) of Clause 17.26, collectively, the “Current Reporting Requirements”),

such Pledged Shares shall not be subject to any transfer restrictions under Rule 144 under the Securities Act, including any “holding period” restrictions thereunder, upon any enforcement by the Finance Parties of the security interests created by the Security Documents over the Pledged Shares so long as, in any such case, the Target is in compliance with the Current Reporting Requirements at such time.

(f)

As long as the Deregistration has not occurred, the Borrower is in compliance with its reporting obligations under Section 13 of the Exchange Act, including in respect of the transactions contemplated by the Transaction Documents.

(g)

As long as the Deregistration has not occurred, at the date of any enforcement by the Finance Parties of the security interests created by the Security Documents over the Pledged Shares, such Pledged Shares may be resold by or on behalf of the Finance Parties pursuant to an effective registration statement on Form F-3 filed with the SEC by the Target (the “Resale Registration Statement”).

17.27	Margin Regulations

The Borrower is not a ‘United States person’ or a ‘foreign person controlled by a United States person’, each within the meaning of Regulation X.

17.28	Investment Company Act

Neither it nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the United States Investment Company Act of 1940 (15 USC. §§ 80a-1 et seq.).

17.29	No grounds for voluntary filing under US Bankruptcy Law

As long as the Shares are held on the Securities Account, it has no grounds for believing that it will need to file a voluntary petition under US Bankruptcy Law.

17.30	Times when representations made

(a)	All the representations and warranties in this Clause 17 are made by the Borrower on the date of this Agreement.

(b)

(i)	Subject to paragraph (ii) below, the Repeating Representations are deemed to be made by the Borrower:

(A)	on the date of each Utilisation Request;

(B)	on each Utilisation Date; and

(C)	on the first day of each Interest Period.

(ii)

references to the “Original Financial Statements” in paragraphs (a) and (b) of Clause 17.11 (Financial Statements) will be deemed to be references to the latest financial statements of the Borrower delivered to the Agent under this Agreement.

(c)

Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

18.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1	Financial statements

The Borrower shall supply to the Agent (in sufficient copies for all the Lenders) as soon as the same become available, but in any event within 180 days after the end of each of its financial years its audited consolidated and (if available) unconsolidated financial statements for that financial year.

18.2	Requirements as to financial statements

(a)

Each set of financial statements delivered by the Borrower pursuant to Clause 18.1 (Financial statements) shall be certified by a director of the Borrower as fairly representing its consolidated or unconsolidated (as applicable) financial condition as at the end of and for the period in relation to which those financial statements were drawn up.

(b)	The Borrower shall procure that each set of financial statements delivered pursuant to Clause 18.1 (Financial statements) is prepared using in accordance with Dutch GAAP.

18.3	Information: miscellaneous

The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against the Borrower, any of its Subsidiaries or the Sponsor, and which has or could reasonably be expected to have a Material Adverse Effect;

(b)	until the Delisting, promptly upon becoming aware of them, the details of:

(i)	any breach, alleged breach or potential breach by the Borrower, the Target or the Shareholder of any law, regulation, stock exchange rule or Listing Rule applicable to the Shares;

(ii)

any requirement that a Finance Party, the Borrower, the Target or any other person must make a notification to any stock exchange, regulatory authority or similar body or to any other person in connection with the ownership of the Shares;

(iii)	any clearance to deal being required under the Listing Rules or any other similar law or regulation by the Borrower,

in each case as a result of (A) the Shares being subject to the Transaction Security Documents, (B) the enforcement of any Transaction Security Document, or (C) any appropriation or transfer of all or any part of those Pledged Shares by or to the Finance Parties or any other person;

(c)

promptly such further information regarding the Pledged Shares, the Transfer Agent Agreement or the financial condition, business and operations of the Borrower or the Sponsor as the Agent may reasonably request; and

(d)

promptly upon any change, an updated list of the specified persons duly authorised, on behalf of the Borrower, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party, together with the specimen of the signature of each such person.

18.4	Notification of default

(a)	The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)

Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

18.5	Sponsor’s Net Asset Value

(a)

The Borrower shall supply to the Agent within 50 calendar days of each of the Sponsor’s first and third financial quarters, of the Sponsor’s financial half year and of the Sponsor’s financial year, as applicable, a NAV Certificate signed by a legal representative of the Sponsor’s Management Company:

(i)	indicating:

(A)

the Sponsor’s Net Asset Value as at the end of such financial quarter, financial half year or financial year, as applicable, as shown in the Sponsor’s unaudited reporting in relation to such financial quarter, financial half year or financial year, as applicable; and

(B)	for the first time 50 calendar days of the Sponsor’s financial year ending 31 December 2024, compliance with Clause 20.17 (Sponsor’s Net Asset Value); and

(ii)

attaching the information of the Sponsor’s Net Asset Value as at the end of such financial quarter, financial half year or financial year, as applicable, in the same form as that communicated to the Sponsor’s investors.

(b)

The Borrower shall supply to the Agent within 15 calendar days of the Sponsor’s audited reporting of the Sponsor’s financial year becoming available, a NAV Certificate signed by a legal representative of the Sponsor’s Management Company:

(i)	indicating:

(A)	the Sponsor’s Net Asset Value as at the end of such financial year, as shown in the Sponsor’s audited reporting in relation to such financial year; and

(B)	compliance with Clause 20.17 (Sponsor’s Net Asset Value); and

(ii)	attaching the information of the Sponsor’s Net Asset Value as at the end of such financial year in the same form as that communicated to the Sponsor’s investors.

18.6	Provision of Material Non-Public Information

As from the date of this Agreement:

(a)

The Borrower shall not provide a Finance Party with any Material Non-Public Information in any document or notice required to be delivered pursuant to this Agreement or in any communication in connection with this Agreement (each a “Communication”) without (i) first notifying that Finance Party in writing that the Communication that the Borrower is about to deliver contains Material Non-Public Information, and (ii) that Finance Party having given written confirmation that it wishes to receive such information and instructing the Borrower to whom such information shall be delivered.

(b)

If a Finance Party has refused to receive such Material Non-Public Information, the Borrower shall only deliver the Communication to the extent that it does not contain Material Non-Public Information, in which event the Borrower shall not be deemed to have breached paragraph (a) above. Absent such notification from the Borrower, the Borrower shall be deemed to have represented that such Communication contains no such Material Non-Public Information.

(c)

The Borrower irrevocably authorises and consents to a Finance Party (together with any person acting on a Finance Party’s behalf) disclosing to any person any Material Non-Public Information that a Finance Party considers necessary or desirable for the purposes of or in connection with any, or any potential, realisation or enforcement of any Security expressed to be created by any Transaction Security Document over all or any of the Pledged Shares.

18.7	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of the Borrower or the Sponsor after the date of this Agreement; or

(iii)

a proposed transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such transfer, obliges the Agent, the Security Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent, the Security Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender), the Security Agent or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, the Security Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly upon the request of the Agent or the Security Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) or the Security Agent in order for the Agent or the Security Agent, as applicable, to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

18.8	DAC6

The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests) promptly upon the making of such analysis or the obtaining of such advice, any analysis made or advice obtained as from the date of this Agreement, on whether any transaction contemplated by the Transaction Documents or any transaction carried out (or to be carried out) in connection with any transaction contemplated by the Transaction Documents contains a hallmark as set out in Annex IV of DAC6.

18.9	Default

The Borrower shall notify the Agent of any event or circumstance which constitutes a default under any agreement or instrument which is binding on any of its Subsidiaries or to which any of its Subsidiaries’ assets are subject which might have a Material Adverse Effect.

19.	GENERAL UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1	Authorisations

The Borrower shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to:

(i)	enable it to perform its obligations under the Transaction Documents; and

(ii)

subject to the Legal Reservations and, in the case of the Transaction Security Documents, to the Perfection Requirements, ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Transaction Document.

19.2	Compliance with laws

The Borrower shall comply in all respects with all laws (including but not limited to those in respect of market abuse and market manipulation) to which it may be subject if failure to comply would materially impair its ability to perform its obligations under the Transaction Documents or would impair the ability of the Finance Parties to hold, acquire or dispose of any Shares or Transaction Security over the Shares or to enforce the Transaction Security expressed to be created by the Transaction Security Documents.

19.3	Negative pledge

In this Clause 19.3, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

(a)	The Borrower shall not create or permit to subsist any Security over any of its assets.

(b)	The Borrower shall not:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by it or any other member of the Group;

(ii)

enter into any margin loan, equity derivative, synthetic derivative, exchangeable or convertible debt, stock loan, repo or other similar equity-related financing, hedging, preference share, monetisation transaction, or Financial Indebtedness transaction (or any combination of such transactions) in respect of or by reference to any Shares; or

(iii)	enter into any other preferential arrangement having a similar effect.

(c)	Paragraphs (a) and (b) above do not apply to:

(i)	the Security or Quasi-Security created pursuant to any of the Transaction Security Documents; and

(ii)

any Security created by the Borrower in the ordinary course of its banking arrangements under the customary terms of a bank where such member maintains an account, including any security or right to set-off arising under articles 24 or 25 respectively of the general terms and conditions (algemene voorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) in favour of a Finance Party or an Affiliate of a Finance Party.

19.4	Disposals

(a)

The Borrower shall not, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, transfer or other disposal of Shares on arms’ length terms if:

(i)	the proceeds of which are applied in prepayment of the amounts outstanding under the Finance Documents in accordance with Clause 7.7 (Mandatory prepayment – Target Shares Disposal Proceeds); and

(ii)

such disposal is in relation to part (and not all) of the Shares owed by the Borrower, the Borrower continues to (A) hold at least 50.1 per cent. of the voting share capital and issued share capital of the Target; (B) have the power to appoint or remove the majority of the directors or other equivalent officers of the Target; and (C) have the power to manage or give directions with respect to the operating and financial policies of the Target with which the directors or other equivalent officers of the Target are obliged to comply, through ownership of share capital, by contract or otherwise.

19.5	Merger

The Borrower shall not enter into any amalgamation, demerger, merger, corporate reconstruction, joint venture, partnership, or any other similar venture.

19.6	Financial Indebtedness

(a)	The Borrower shall not incur or allow to remain outstanding any Financial Indebtedness.

(b)

Paragraph (a) above does not apply to any Financial Indebtedness under the Finance Documents or any hedging transaction implemented in relation to any of the purposes referred to in Clause 3.1 (Purpose).

19.7	No business and no change of business

The Borrower shall not have any assets and shall not:

(a)	trade or carry on any business;

(b)	incur any liability or obligation (actual or contingent, present or future) (including, but not limited to, any Financial Indebtedness, guarantee or other credit support);

(c)	enter into any contract; or

(d)	declare or pay any dividend or other distribution,

in each case, other than:

(i)	in connection with the acquisition and ownership (including the custodying) and transfer of any Shares;

(ii)	entering into and incurring liabilities and obligations under the Transaction Documents; and

(iii)	any professional and administration costs in the ordinary course of business as an investment or holding company.

19.8	Security and pari passu ranking

(a)	The Borrower shall ensure that:

(i)

subject to the Perfection Requirements, each Transaction Security Document creates (or, once entered into, will create) in favour of the Finance Parties the Transaction Security which it is expressed to create with the ranking and priority it is expressed to have; and

(ii)

without limiting paragraph (i) above, its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

(b)

The Borrower shall not do or consent to the doing of anything which would be likely to prejudice the validity, enforceability or priority of any of the Security expressed to be created pursuant to the Transaction Security Documents.

19.9	Assets

The Borrower shall ensure that:

(a)	the Pledged Shares are fully paid and no moneys or liabilities are outstanding or payable in respect of any of them;

(b)

all calls, subscription moneys and other moneys payable on or in respect of any of the Pledged Shares are promptly paid and the Finance Parties and their nominees are indemnified against any cost, liabilities or expenses which they may suffer or incur as a result of any failure by the Borrower to pay the same; and

(c)	all necessary disclosures in respect of the acquisition or holding of any interests in the Shares are made in accordance with any applicable law and/or regulation.

19.10	Further assurance

(a)	The Borrower shall, at its own cost and expense, promptly take all such action as the Security Agent may require:

(i)	for the purpose of perfecting or protecting any of the Finance Parties’ rights under, and preserving the Transaction Security intended to be created or evidenced by, any of the Finance Documents;

(ii)	for the purpose of facilitating the realisation of any of that Transaction Security; and/or

(iii)	for the purpose of maintaining the operation of the Finance Documents and structure of the Transaction Security.

(b)

The Borrower shall not take any action which would, or could reasonably be expected to, have an adverse effect on the value of any Pledged Shares or the ability of the Finance Parties to value, market, realise or take any enforcement action with respect to any Pledged Shares or which would, or could reasonably be expected to, otherwise prejudice the interests of the Finance Parties, provided that nothing in this paragraph shall require the directors of the Borrower to breach any of their director’s duties.

19.11	Sanctions

(a)

The Borrower shall not, directly or indirectly, use the proceeds of the Facility or allow these proceeds to be used (or lend, contribute or otherwise make available such proceeds to any person) to fund, participate or contribute to, any activities or business of, with or related to (or otherwise to make funds available to or for the benefit of) any person who is a Sanctioned Person.

(b)	The Borrower shall ensure that:

(i)	no person that is a Sanctioned Person will have any legal or beneficial interest in any funds repaid or remitted by the Borrower to a Finance Party in connection with the Facility; and

(ii)	it shall not use any revenue or benefit derived from any activity or dealing with a Sanctioned Person for the purpose of discharging amounts owing to any Finance Party in respect of the Facility.

(c)	The Borrower shall implement and maintain appropriate safeguards designed to prevent any action that would be contrary to paragraph (a) or (b) above.

(d)

The Borrower shall, and shall procure that each of its Affiliates will, promptly upon becoming aware of the same, supply to the Agent details of any claim, action, suit, proceedings or investigation against it with respect to Sanctions.

(e)

Any provision of this Clause 19.11 or Clause 17.21 (Sanctions) shall not apply to any person if and to the extent that it is or would be unenforceable by or in respect of that person by reason of breach of any applicable Blocking Law.

(f)	For the purposes of this Clause 19.11, “Blocking Law” means:

(i)	any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the EU);

(ii)	any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996, as it forms part of domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018);

(iii)	section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung); or

(iv)	any similar blocking or anti-boycott law.

19.12	Anti-Corruption and Anti-Money Laundering

(a)

The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries, the Shareholder and their respective directors, officers, employees and agents with Anti-Corruption Laws and Money Laundering Laws.

(b)

The Borrower will not request a Utilisation, and the Borrower shall not use, and shall procure that the Shareholder and its or their respective directors, officers, employees and agents shall not use, the proceeds of a Utilisation in furtherance of an offer, payment, promise to pay, or authorisation of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws or Money Laundering Laws.

(c)

The Borrower shall ensure that neither it nor the Shareholder will directly or indirectly use the proceeds of the Facility for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

19.13	Centre of main interests

For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”), the Borrower agrees that its centre of main interest (as that term is used in Article 3(1) of the Regulation) is and will be situated in the jurisdiction of incorporation of the Borrower and it has and will have no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

19.14	Non-petition under US Bankruptcy Law

The Borrower shall not file any voluntary petition under US Bankruptcy Law.

19.15	Acquisition Documents

(a)	The Borrower shall ensure that the Acquisition Documents contain all the terms and conditions in relation to the Acquisition.

(b)

The Borrower shall not amend, vary or treat as satisfied in whole or in part, any term and condition relating to the Acquisition as set out in the Acquisition Documents in a manner which would reasonably be expected to be prejudicial to the interests of the Finance Parties, other than any amendment or waiver, made with the prior consent of the Agent (acting on the instructions of the Majority Lenders).

(c)	The Borrower shall comply with all laws and regulations applicable to the Offer.

19.16	Repatriation

The Borrower may cause the Shares to be transferred from the Securities Account held at the date of this Agreement to the Dutch Securities Account, provided that (a) all Shares are transferred and (b) the Borrower provides to the Agent, in form and substance satisfactory to it (acting on the instructions of all the Lenders), the following documents prior to or on the date of such transfer:

(i)	an executed copy of the Dutch Security Agreement relating to the Dutch Securities Account;

(ii)

a legal opinion of Clifford Chance Europe LLP, legal advisers to the Borrower, in relation to the existence, capacity and authorisations of the Borrower to enter into, and the validity and enforceability, of the Dutch Security Agreement referred to under paragraph (i); and

(iii)	evidence of registration of the Transaction Security created under the Dutch Security Agreement pursuant to the Dutch Securities Transfer Act (Wet op het giraal effectenverkeer).

19.17	Conversion

The Borrower may cause the Target to convert its legal form into a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) through the execution of a notarial deed of conversion and amendments of the articles of association of the Target, subject to the Borrower providing the Agent, in form and substance satisfactory to it (acting on the instructions of all the Lenders), the following documents within 10 Business Days of registration as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) with the Dutch register of companies:

(a)

a copy of the constitutional documents of the Target after the change in its legal form and transfer of the registered office (statutaire zetel) (including (i) the deed of conversion including the current articles of association, and (ii) an up-to-date extract from the Dutch Trade Register evidencing such Conversion);

(b)	if applicable, a copy of a resolution of the relevant corporate body of the Target:

(i)

approving the terms of, and the transactions contemplated by, any Finance Documents to which it is a party and any other relevant document as requested by the Agent acting reasonably, and resolving that it performs the Finance Documents to which it is a party and any other relevant document following the Conversion;

(ii)	authorising a specified person or persons to execute any Finance Documents and any other relevant document to which it shall become a party, on its behalf, following the Conversion; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it following the Conversion under or in connection with the Finance Documents and any other relevant document to which it is a party;

(c)

if applicable, a copy of a resolution of the board of supervisory directors (if any) and/or the general meeting of shareholders of the Target approving the terms of, and the transactions contemplated by, the Finance Documents and resolving that it performs the Finance Documents to which it is a party following the Conversion;

(d)

a certificate of an authorised signatory of the Borrower certifying that each document relating to it specified in this Clause 19.16 is correct, complete and in full force and effect as at a date no earlier than the Conversion Completion Date (which certificate shall include evidence that the person(s) who has signed the Finance Documents in relation to the Convention on behalf of the Target was duly authorised so to sign and specimen signature of such persons);

(e)

if applicable, a power of attorney authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with the Finance Documents;

(f)	any other document requested by a Lender to comply with any “know your customer” checks in relation to the Target; and

(g)

a legal and conversion opinion of the legal advisors to the Borrower in The Netherlands, in relation to the capacity and authority of the Target and the enforceability and validity of the Finance Documents under Dutch law and stating that the Conversion has taken place in accordance with Dutch law.

19.18	Undertakings in relation to Target Shares

(a)	The Borrower shall ensure that any Shares owned by it, at any time, are Pledged Shares.

(b)

The Borrower shall deliver to the Agent copies of any documents required and any documents as may be requested by the Agent acting reasonably (including, but not limited to, any necessary corporate resolutions from the Borrower or Target and any relevant legal opinions), for the taking, holding, protection or enforcement of the Transaction Security in form and substance satisfactory to the Agent acting reasonably (as may be necessary following, without limitation, the Delisting, the Deregistration, any Repatriation or any Conversion).

(c)

As long as the Deregistration has not occurred, in connection with any enforcement by the Finance Parties of the security interests created by the Security Documents over the Pledged Shares and upon the request of the Agent (acting on behalf of the Lenders), the Borrower shall procure that the Target makes all necessary filings (including, without limitation, with the SEC), issues any legal opinions requested by the Transfer Agent and takes all other actions necessary for such Pledged Shares to be resold by or on behalf of the Finance Parties pursuant to the Resale Registration Statement.

19.19	Margin Regulations

The Borrower will not become a ‘United States person’ or a ‘foreign person controlled by a United States person’, each within the meaning of Regulation X.

20.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 20 is an Event of Default (save for Clause 20.20 (Acceleration).

20.1	Non-payment

The Borrower or the Sponsor does not pay on the due date and by the due time any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by an administrative or technical error or a Disruption Event; and

(b)	payment is made within five Business Days of its due date.

20.2	Certain obligations

The Borrower does not comply with any provision of Clause 19.11 (Sanctions) or Clause 19.12 (Anti-Corruption and Anti-Money Laundering).

20.3	Other obligations

(a)

The Borrower or the Sponsor does not comply with any provision of the Finance Documents to which it is a party (other than those referred to in Clause 20.1 (Non-payment) and Clause 20.2 (Certain obligations)).

(b)

No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 20 Business Days of the earlier of (i) the Agent giving notice to the Borrower and (ii) the Borrower or the Sponsor becoming aware of the failure to comply.

20.4	Misrepresentation

(a)

Any representation or statement made or deemed to be made by the Borrower or the Sponsor in the Finance Documents to which it is a party or any other document delivered by or on behalf of the Borrower or the Sponsor under or in connection with any Finance Document to which it is a party is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)

No Event of Default under paragraph (a) above will occur if the misrepresentation is capable of remedy and is remedied within 20 Business Days of the earlier of (i) the Agent giving notice to the Borrower and (ii) the Borrower or the Sponsor becoming aware of such misrepresentation.

20.5	Cross default

(a)	Any Financial Indebtedness of the Borrower or any of its Subsidiaries is not paid when due nor within any originally applicable grace period.

(b)

Any Financial Indebtedness of the Borrower or any of its Subsidiaries is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of the Borrower is cancelled or suspended by a creditor of the Borrower as a result of an event of default (however described).

(d)

Any creditor of the Borrower becomes entitled to declare any Financial Indebtedness of the Borrower due and payable prior to its specified maturity as a result of an event of default (however described).

(e)

No Event of Default will occur under this Clause 20.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than €1,000,000 (or its equivalent in any other currency or currencies).

20.6	Insolvency

(a)	The Borrower, any of its Subsidiaries or the Sponsor:

(i)

is unable or admits inability to pay its debts as they fall due, including without limitation, by giving notice to the Dutch tax authorities under Section 36(2) of the Dutch 1990 Tax Collection Act (Invorderingswet 1990);

(ii)	suspends making payments on any of its debts; or

(iii)

by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding a Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	A moratorium is declared in respect of any indebtedness of the Borrower, any of its Subsidiaries or the Sponsor.

20.7	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower, any of its Subsidiaries or the Sponsor;

(b)	a composition, compromise, assignment or arrangement with any creditor of the Borrower, any of its Subsidiaries or the Sponsor;

(c)

the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Borrower, any of its Subsidiaries or the Sponsor, or any of their assets;

(d)

enforcement of any Security over any assets of the Borrower, any of its Subsidiaries or the Sponsor having an aggregate value in excess of €1,000,000 (or its equivalent in any other currency or currencies);

(e)

the filing of an involuntary proceeding in a court of competent jurisdiction in the US seeking relief under US Bankruptcy Law in respect of the Borrower or any of its Subsidiaries and either such proceeding shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered or the Borrower shall consent to the institution of, or fail to contest in a timely and appropriate manner, any such involuntary proceeding; or

(f)	the filing of a voluntary petition by the Borrower or any of its Subsidiaries under US Bankruptcy Law,

or any analogous procedure or step is taken in any jurisdiction.

This Clause 20.7 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 21 days of commencement.

20.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution (including by way of executory attachment (executoriaal beslag) or interlocutory attachment (conservatoir beslag)) affects any asset or assets of the Borrower, any of its Subsidiaries or the Sponsor having an aggregate value in excess of €1,000,000 (or its equivalent in any other currency or currencies) which is not frivolous or vexatious and is not discharged within 30 days.

20.9	Change of Control

A Change of Control occurs.

20.10	Unlawfulness

It is or becomes unlawful for the Borrower or the Sponsor to perform any of its obligations under the Finance Documents to which it is a party.

20.11	Security

(a)

Any Finance Document is not in full force and effect, does not create valid, binding and enforceable obligations of the Borrower or the Sponsor which is a party thereto or, in the case of any Transaction Security Document, does not create in favour of the Finance Party the Security which it is expressed to create with the ranking and priority it is expressed to have.

(b)	Any party gives notice to rescind, cancel or terminate the Transfer Agent Agreement (other than in case of Repatriation of all Shares).

(c)

Any party to the Transfer Agent Agreement breaches any of its terms relating to the transfer of any Pledged Shares out of the Securities Account, except in respect of the Transfer Agent Agreement only in accordance with Clause 19.16 (Repatriation), or otherwise breaches any of their material terms.

(d)

No Event of Default will occur under paragraphs (b) or (c) of this Clause 20.11 above in respect of a notice to rescind, cancel or terminate given by or a breach by, the Transfer Agent, if, within 30 days, the Borrower has replaced the Transfer Agent with another entity satisfactory to the Agent (acting on the instructions of all the Lenders), (and such entity has entered into an equivalent transfer agent agreement and other equivalent documents in relation to the US Security Agreement and any corresponding changes have been made to the Finance Documents, in each case, in form and substance satisfactory to the Agent (acting on the instructions at the Majority Lenders)) on or before that date.

20.12	Ownership of assets

Subject to the Transaction Security Documents and any disposal permitted by the terms of this Agreement, the Borrower ceases to be the sole and absolute legal and beneficial owner of the Securities Account or ceases to have good and marketable title (as sole and absolute beneficial owner) to any of the Pledged Shares.

20.13	Litigation

(a)

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or dispute are commenced by or against the Borrower or the Sponsor which has or could reasonably be expected to have a Material Adverse Effect.

(b)

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or dispute, for a claim of an aggregate amount of at least €100,000,000, are commenced by or against any of the Borrower’s Subsidiaries which has a Material Adverse Effect.

20.14	Immunity

The Borrower or the Sponsor claims for itself or any of its assets or revenues immunity from suit, execution, attachment or other legal process in any jurisdiction.

20.15	Management Company

The Management Company ceases to be the management company (société de gestion) of the Sponsor.

20.16	Distributions by the Sponsor

The Sponsor declares, makes or pays any dividend, charge, fee or other distribution whatsoever (whether in cash or in kind) to any of its investors.

20.17	Sponsor’s Net Asset Value

As of the Sponsors’ financial year ending 31 December 2024, the outstanding principal amount of the Loans exceeds 10% of the Sponsor’s Net Asset Value as shown in the latest NAV Certificate delivered pursuant to Clause 18.5 (Sponsor’s Net Asset Value).

20.18	Sponsor’s Financial Indebtedness

The Sponsor or any holding company owned by the Sponsor (including Meridiam EI SAS and Meridiam RCF SAS) incurs or allows to remain outstanding any Financial Indebtedness, other than any Financial Indebtedness under the Finance Documents.

20.19	Sponsor’s Security

The Sponsor or any holding company owned by the Sponsor (including Meridiam EI SAS and Meridiam RCF SAS) creates or permits to subsist any Security or Quasi-Security over any of their assets, as relevant.

20.20	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent shall, without mise en demeure or any other judicial or extra judicial step, if so directed by the Majority Lenders by notice to the Borrower but subject to the mandatory provisions of articles L.611-16 and L.620-1 to L.670-8 of the French Code de commerce:

(a)

cancel the Available Commitment of each Lender at which time each such Available Commitment shall immediately be cancelled and the Facility shall immediately cease to be available for further utilisation;

(b)

declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(c)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

SECTION 8

CHANGES TO PARTIES

21.	CHANGES TO THE LENDERS

21.1	Transfers by the Lenders

(a)

Subject to this Clause 21, a Lender (the “Existing Lender”) may transfer any of its rights (including such as relate to that Lender’s participation in each Loan) and obligations, to another bank or financial institution or to a trust, fund, any insurance or re-insurance company or other entity which is generally engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

(b)	The consent of the Finance Parties is hereby given to a transfer by an Existing Lender to a New Lender.

21.2	Conditions of transfer

(a)	The consent of the Borrower is required for a transfer by an Existing Lender, provided that, the Borrower hereby consents to a transfer:

(i)	to another Lender or an Affiliate of a Lender which has the same long term debt credit rating by Moody’s or by S&P as that of the relevant Lender; or

(ii)

to a special purpose vehicle set up by a Lender or Affiliate of a Lender (which has the same long term debt credit rating by Moody’s or by S&P as that of the relevant Lender) where Security over securities issued by such special purpose vehicle is to be created in favour of a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank); or

(iii)	made at a time when an Event of Default has occurred and is continuing.

(b)

No Lender shall, at any time (excluding, for the avoidance of doubt, at a time when an Event of Default has occurred and is continuing), transfer its rights and obligations (as applicable) in respect of the Facility without the Borrower’s consent to any person who is a (i) Distressed Debt Fund, (ii) Hedge Fund or (iii) Competitor.

(c)

The consent of the Borrower to a transfer must not be unreasonably withheld or delayed. Other than with respect to a contemplated transfer (excluding, for the avoidance of doubt, a transfer made at a time when an Event of Default has occurred and is continuing) to any person who is a (i) Distressed Debt Fund, (ii) Hedge Fund or (iii) Competitor, the Borrower will be deemed to have given its consent 10 Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time.

(d)	A transfer will only be effective if the procedure set out in Clause 21.5 (Procedure for transfer) is complied with.

(e)	If:

(i)	a Lender transfers any of its rights and/or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross up and indemnities) or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the transfer or change had not occurred.

(f)

Each New Lender, by executing the relevant Transfer Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(g)

Nothing in Clause 21.1 (Transfers by the Lenders) shall prohibit a New Lender, an Existing Lender or an Affiliate of the Existing Lender from entering into (whether directly or indirectly) any sub-participation or similar transaction in relation to, or any other transaction under which payments are to be made or may be made by reference to, this Agreement and/or the Borrower (including credit protection and/or derivative transactions, howsoever described), in each case without the consent of the Borrower.

(h)

The New Lender may, in the case of a transfer of rights and/or obligations by the Existing Lender pursuant to paragraph (a) above, if it considers it necessary to make the transfer effective as against the Borrower, arrange for it to be notified to or acknowledged by such Borrower in accordance with article 1324 of the French Code civil.

21.3	Transfer fee

The New Lender shall, on the date upon which a transfer takes effect, pay to the Agent (for its own account) a fee of €3,000

21.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security Documents or any other documents;

(ii)	the financial condition of the Borrower;

(iii)	the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document or the Transaction Security Documents; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer from a New Lender of any of the rights and obligations transferred under this Clause 21; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

21.5	Procedure for transfer

(a)

Subject to the conditions set out in Clause 21.2 (Conditions of transfer) a transfer of rights and/or obligations is effected as against the Existing Lender, the New Lender, the Agent and the other Finance Parties in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Agreement.

(b)

The Agent shall only be obliged to execute a Transfer Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 21.8 (Pro rata interest settlement), as from the Transfer Date:

(i)

to the extent that in the Transfer Agreement the Existing Lender seeks to transfer its rights and its obligations under the Finance Documents, the Existing Lender shall be discharged to the extent provided for in the Transfer Agreement from further obligations towards the Borrower and the other Finance Parties under the Finance Documents and the Borrower and the other Finance Parties hereby consent to such discharge in accordance with (as applicable) articles 1216-1 and 1327-2 of the French Code civil;

(ii)	the rights and/or obligations of the Existing Lender with respect to the Borrower shall be transferred to the New Lender, to the extent provided for in the Transfer Agreement;

(iii)

the Agent, the Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have had had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arrangers and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

(d)

Any transfer of rights and/or obligations shall entail automatically the transfer of the benefit of the corresponding rights of the Existing Lender to the New Lender under the US Security Agreement and the Transaction security created thereunder.

21.6	Copy of Transfer Agreement to Borrower

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Agreement, send to the Borrower a copy of that Transfer Agreement.

21.7	Security over Lenders’ rights

(a)

In addition to the other rights provided to Lenders under this Clause 21, each Lender may without consulting with or obtaining consent from the Borrower, at any time transfer, charge, pledge or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(i)

any transfer, charge, pledge or other Security to secure obligations to a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank) including, without limitation, any transfer of rights to a special purpose vehicle where Security over securities issued by such special purpose vehicle is to be created in favour of a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank); and

(ii)

any transfer, charge, pledge or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such transfer, charge, pledge or Security shall:

(A)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant transfer, charge, pledge or Security for the Lender as a party to any of the Finance Documents; or

(B)

require any payments to be made by the Borrower other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

(b)

The limitations on transfers by a Lender set out in any Finance Document, in particular in Clause 21.1 (Transfers by the Lenders), Clause 21.2 (Conditions of transfer) and Clause 21.3 (Transfer fee) shall not apply to the creation of Security pursuant to paragraph (a) above.

(c)

The limitations and provisions referred to in paragraph (b) above shall further not apply to any transfer of rights under the Finance Documents or of the securities issued by the special purpose vehicle, made by a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank) to a third party in connection with the enforcement of Security created pursuant to paragraph (a) above.

21.8	Pro rata interest settlement

(a)

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 21.5 (Procedure for transfer) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(ii)	the rights transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(B)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 21.8, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 21.8 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)

An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 21.8 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

22.	CHANGES TO THE BORROWER

The Borrower may not transfer any of its rights and/or obligations under the Finance Documents.

SECTION 9

THE FINANCE PARTIES

23.	ROLE OF THE AGENT, THE SECURITY AGENT AND THE ARRANGERS

23.1	Appointment of the Agent and the Security Agent

(a)	Each of the Arrangers and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)

Each of the Arrangers and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)	Each Finance Party (other than the Security Agent):

(i)	appoints (as mandant) the Security Agent to act as agent (mandataire) pursuant to article 1984 of the French Code Civil for the purpose of executing any Transaction Security Documents;

(ii)	appoints the Security Agent to act as agent for the purpose of executing the US Security Agreement and holding the Transaction Security created thereunder or on behalf of the Finance Parties;

(iii)	confirms its approval of the Transaction Security Documents creating or expressed to create Security for its benefit and any Security created or to be created pursuant thereto; and

(iv)

irrevocably authorises, empowers and directs the Security Agent (by itself or by such person(s) as it may nominate) on its behalf, to perform the duties and to exercise the rights, powers, authorities and discretions that are specifically delegated to it under or in connection with the Transaction Security Documents, to take any action and exercise any right, power, authority and discretion upon the terms and conditions set out in this Agreement under or in connection with the Transaction Security Documents, in each case together with any other rights, powers, authorities and discretions which are incidental thereto, it being understood that each Finance Party (other than the Security Agent) shall issue special powers of attorney in all cases where the exercise of powers granted under this Agreement requires the issuance of any such special powers of attorney, and the Security Agent accepts such appointment.

(d)

The Security Agent shall be and is hereby authorised by each of the Finance Parties to execute on behalf of itself and each Finance Party, following the occurrence of the Discharge Date, releases of all Security granted under the Transaction Security Documents.

(e)	Any reference in this Agreement to “security agent” means that the Security Agent is acting as security agent for the Finance Parties on the terms contained in this Agreement.

(f)

Each of the Finance Parties authorises the Agent and the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent and the Security Agent (as applicable) under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions and to sign each Transaction Security Document (and any ancillary document in connection therewith) expressed to be signed by the Security Agent on its behalf.

23.2	Enforcement through Security Agent only

The Finance Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Transaction Security Documents except through the Security Agent.

23.3	Instructions

(a)	The Agent and the Security Agent shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent or Security Agent (as applicable) in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)

The Agent and the Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent or Security Agent (as applicable) may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent or Security Agent (as applicable) by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent.

(d)

The Agent or Security Agent (as applicable) may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent or Security Agent (as applicable) may act (or refrain from acting) as it considers to be in the best interest of the Finance Parties.

(f)

Neither the Agent nor the Security Agent is authorised to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceeding relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceedings relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

23.4	Duties of the Agent and the Security Agent

(a)	The duties of the Agent and the Security Agent under the Finance Documents are solely mechanical and administrative in nature.

(b)

Subject to paragraph (c) below, the Agent and the Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent or Security Agent (as applicable) for that Party by any other Party.

(c)	Without prejudice to Clause 21.6 (Copy of Transfer Agreement), paragraph (b) above shall not apply to any Fee Letter or any Transfer Agreement.

(d)

Except where a Finance Document specifically provides otherwise, neither the Agent nor the Security Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

If the Agent or the Security Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arrangers or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(g)

Each of the Agent and the Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

23.5	Role of the Arrangers

Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

23.6	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Agent, the Arrangers and/or the Security Agent as a trustee or fiduciary of any other person.

(b)	None of the Agent, the Security Agent or the Arrangers, shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

23.7	Business with the Group

The Agent, the Arrangers or the Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

23.8	Rights and discretions

(a)	Each of the Agent and the Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	Each of the Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent or security agent for the Finance Parties (as applicable)) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 20.1 (Non-payment)); and

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised.

(c)	Each of the Agent and the Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent and the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent or Security Agent (as applicable) (and so separate from any lawyers instructed by the Lenders) if the Agent or Security Agent (as applicable) in its reasonable opinion deems this to be desirable.

(e)

Each of the Agent and the Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying, unless directly caused by its gross negligence or wilful misconduct.

(f)	The Agent and the Security Agent may act in relation to the Finance Documents through their officers, employees and agents and the Agent and the Security Agent shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for, any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Agent’s or the Security Agent’s (as applicable) gross negligence or wilful misconduct.

(g)

Unless a Finance Document expressly provides otherwise the Agent and the Security Agent may disclose to any other Party any information it reasonably believes it has received as agent or security agent under this Agreement.

(h)	Without prejudice to the generality of paragraph (g) above, the Agent:

(i)	may disclose; and

(ii)	on the written request of the Borrower or the Majority Lenders shall, as soon as reasonably practicable, disclose, the identity of a Defaulting Lender to the Borrower and to the other Finance Parties.

(i)

Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Arrangers or the Security Agent is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)

Notwithstanding any provision of any Finance Document to the contrary, neither the Agent nor the Security Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

23.9	Responsibility for documentation

None of the Agent, the Arrangers or the Security Agent is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, an Arranger, the Security Agent, the Borrower or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security Document; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

23.10	No duty to monitor

Neither the Agent nor the Security Agent shall be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

23.11	Contractual reduction of the French Guarantee

Upon any repayment of outstanding Loans and/or cancellation of the Available Commitments in accordance with this Agreement, the Security Agent shall, within five (5) Business Days of the Borrower’s request, notify the Sponsor by sending a notice in the form of schedule 3 (Modèle de notification de réduction de la Garantie) to the French Guarantee, that the maximum guarantee amount under the French Guarantee is reduced to an aggregate amount equal to the Available Commitments plus the outstanding Loans (the “Principal Amount”) plus 10% of the Principal Amount.

23.12	Exclusion of liability

(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent or, the Security Agent), none of the Agent or the Security Agent will be liable for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security; or

(iii)	without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent or the Security Agent (as applicable)) may take any proceedings against any officer, employee or agent of the Agent or the Security Agent, in respect of any claim it might have against the Agent or the Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Agent or the Security Agent may rely on this paragraph (b).

(c)

Neither the Agent nor the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent or the Security Agent (as applicable) if the Agent or Security Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent or the Security Agent (as applicable) for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent, the Security Agent or the Arrangers to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party or for any Affiliate of any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Agent, the Security Agent and each Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent, the Security Agent or an Arranger.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Agent or the Security Agent, any liability of the Agent or the Security Agent arising under or in connection with any Finance Document or the Transaction Security Documents shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or the Security Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent or the Security Agent at any time which increase the amount of that loss. In no event shall the Agent or the Security Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent or the Security Agent has been advised of the possibility of such loss or damages.

23.13	Lenders’ indemnity to the Agent and Security Agent

(a)

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent or the Security Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent or the Security Agent (otherwise than by reason of the Agent’s or the Security Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 26.11 (Disruption to payment systems etc.) notwithstanding the Agent’s or the Security Agent’s negligence (excluding gross negligence) or any other category of liability whatsoever but not including any claim based on the fraud of the Agent or the Security Agent in acting as Agent or Security Agent under the Finance Documents (unless the Agent or the Security Agent has been reimbursed by the Borrower pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent or the Security Agent pursuant to paragraph (a) above.

(c)

Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent or the Security Agent to the Borrower.

23.14	Resignation of the Agent and the Security Agent

(a)

The Agent and the Security Agent may resign and appoint one of their Affiliates acting through an office in the same jurisdiction as their existing office as successor by giving notice to the Lenders and the Borrower.

(b)

Alternatively the Agent or the Security Agent may resign by giving 30 days’ notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent or Security Agent.

(c)

If the Majority Lenders have not appointed a successor Agent or Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent or Security Agent (as applicable) (after consultation with the Borrower) may appoint a successor Agent or Security Agent (as applicable) (acting through an office in the same jurisdiction as the retiring Agent or Security Agent (as applicable)).

(d)

If the Agent or Security Agent (as applicable) wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent or Security Agent (as applicable) is entitled to appoint a successor Agent or Security Agent (as applicable) under paragraph (c) above, the Agent or Security Agent (as applicable) may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent or Security Agent to become a party to this Agreement as Agent or Security Agent (as applicable)) agree with the Borrower and the proposed successor Agent amendments to this Clause 23 and any other term of this Agreement dealing with the rights or obligations of the Agent or Security Agent (as applicable) consistent with then current market practice and those amendments will bind the Parties.

(e)

The retiring Agent or Security Agent (as applicable) shall, at its own cost, make available to the successor Agent or Security Agent (as applicable) such documents and records and provide such assistance as the successor Agent or Security Agent may reasonably request for the purposes of performing its functions as Agent or Security Agent (as applicable) under the Finance Documents.

(f)	The Agent’s or Security Agent’s (as applicable) resignation notice shall only take effect upon the appointment of a successor.

(g)

Upon the appointment of a successor, the retiring Agent or Security Agent (as applicable) shall be discharged from any further obligation in respect of the Finance Documents (other than their respective obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent) or Clause 14.4 (Indemnity to the Security Agent) (as applicable) and this Clause 23 (and any agency or security agency fees for the account of the retiring Agent or retiring Security Agent, as applicable, shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)

the Agent fails to respond to a request under Clause 12.7 (FATCA information) and the Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to Clause 12.7 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

23.15	Replacement of the Agent

(a)

After consultation with the Borrower, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the same jurisdiction as the retiring Agent).

(b)

The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)

The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent) and this Clause 23 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

23.16	Confidentiality

(a)

In acting as agent or security agent for the Finance Parties, the Agent or Security Agent (as applicable) shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by another division or department of the Agent or Security Agent, it may be treated as confidential to that division or department and the Agent or Security Agent (as applicable) shall not be deemed to have notice of it.

(c)

Each Finance Party shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

23.17	Relationship with the Lenders

(a)

Subject to Clause 21.8 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address and email address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, email address (or such other information), department and officer by that Lender for the purposes of Clause 28.2 (Addresses) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

23.18	Credit appraisal by the Lenders

Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent, the Arrangers and the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of the Borrower;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)

whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)

the adequacy, accuracy or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Pledged Shares, the priority of any of the Transaction Security or the existence of any Security affecting the Pledged Shares.

23.19	Deduction from amounts payable by the Agent or Security Agent

If any Party owes an amount to the Agent or the Security Agent under the Finance Documents the Agent or the Security Agent (as the case may be) may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent or the Security Agent (as the case may be) would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

23.20	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any agreement or document certifying, representing or constituting the title of the Borrower to any of the Pledged Shares;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)

register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under applicable laws in any jurisdiction or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)

take, or to require the Borrower to take, any step to perfect its title to any of the Pledged Shares or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

(e)	require any further assurance in relation to any Transaction Security Document.

23.21	Insurance by Security Agent

The Security Agent shall not be obliged:

(a)	to insure any of the Pledged Shares;

(b)	to require any other person to maintain any insurance; or

(c)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

23.22	Delegation by the Security Agent

(a)	The Security Agent may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)

That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent may, in its discretion, think fit in the interests of the Finance Parties.

(c)

The Security Agent shall not be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

23.23	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that the Borrower may have to any of the Pledged Shares and shall not be liable for, or bound to require the Borrower to remedy, any defect in its right or title.

24.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

24.1 No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

24.2	Any Lender is entitled to exercise any of its rights and discretion under the Finance Documents through any agent (including any entity appointed to act as servicer on its behalf).

25.	SHARING AMONG THE FINANCE PARTIES

25.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from the Borrower other than in accordance with Clause 26 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 26 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 26.6 (Partial payments).

25.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 26.6 (Partial payments) towards the obligations of the Borrower to the Sharing Finance Parties.

25.3	Recovering Finance Party’s rights

On a distribution by the Agent under 25.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from the Borrower, as between the Borrower and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Borrower to the Recovering Finance Party.

25.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)

as between the Borrower and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Borrower to the relevant Sharing Finance Party.

25.5	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the Borrower and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Borrower.

25.6	Exceptions

(a)	This Clause 25 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrower.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)

the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 10

ADMINISTRATION

26.	PAYMENT MECHANICS

26.1	Payments to the Agent

(a)

On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, the Borrower or that Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)

Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre in such Participating Member State, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

26.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 26.3 (Distributions to the Borrower) and Clause 26.4 (Clawback), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State).

26.3	Distributions to the Borrower

The Agent may (with the consent of the Borrower or in accordance with Clause 27 (Set-off)) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

26.4	Clawback

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

26.5	Impaired Agent

(a)

If, at any time, the Agent becomes an Impaired Agent, the Borrower or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 26.1 (Payments to the Agent) may instead pay that amount direct to the required recipient(s). Such payments must be made on the due date for payment under the Finance Documents.

(b)	A Party which has made a payment in accordance with this Clause 26.5 shall be discharged of the relevant payment obligation under the Finance Documents.

26.6	Partial payments

(a)

If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by the Borrower under those Finance Documents, the Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent or the Security Agent under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under the Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under the Finance Documents; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

26.7	No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

26.8	Business Days

(a)

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

26.9	Currency of account

(a)	Subject to paragraphs (b) to (e) below, euro is the currency of account and payment for any sum due from the Borrower under any Finance Document.

(b)

A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than euro shall be paid in that other currency.

26.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

26.11	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 32 (Amendments and waivers);

(e)

the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 26.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

27.	SET-OFF

A Finance Party may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

28.	NOTICES

28.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by electronic mail or letter.

28.2	Addresses

The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower, that identified with its name below;

(b)	in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent or the Security Agent, that identified with its name below,

or any substitute address, email address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

28.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of email, when sent; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 28.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or Security Agent’s signature below (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose).

(c)	All notices from or to the Borrower shall be sent through the Agent.

(d)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

28.4	Notification of address and email address

Promptly upon changing its address or email address, the Agent shall notify the other Parties.

28.5	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

28.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in French or English; or

(ii)

if not in French or English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

29.	CALCULATIONS AND CERTIFICATES

29.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

29.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

29.3	Day count convention and interest calculation

(a)	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

(i)	on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and

(ii)	subject to paragraph (b) below, without rounding.

(b)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by the Borrower under a Finance Document shall be rounded to 2 decimal places

30.	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

31.	REMEDIES, WAIVERS AND HARDSHIP

31.1	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No waiver or election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and, subject to Clause 31.2 (No hardship) below, not exclusive of any rights or remedies provided by law.

31.2	No hardship

Each Party hereby acknowledges that the provisions of article 1195 of the French Code civil shall not apply to it with respect to its obligations under the Finance Documents and that it shall not be entitled to make any claim under article 1195 of the French Code civil.

32.	AMENDMENTS AND WAIVERS

32.1	Required consents

(a)

Subject to paragraph (b) below, Clause 32.2 (All Lender matters) and Clause 32.3 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

(b)

An amendment or waiver which relates to any provision or term of the French Guarantee (including the nature or scope of the French Guarantee) shall not be effected without the consent of the Sponsor and the Lenders.

(c)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 32.

32.2	All Lender matters

Subject to Clause 32.4 (Changes to Screen Rate), an amendment, waiver or (in the case of a Transaction Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definitions of “Change of Control”, “Majority Lenders”, “Certain Funds Loan”, “Certain Funds Period”, “Major Representation” or “Major Default” in Clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance;

(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	a change in currency of payment of any amount under the Finance Documents;

(e)

an increase in any Commitment or the Total Commitments, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;

(f)	a change to the Borrower or the Sponsor;

(g)	a nature or scope of a Transaction Security;

(h)	any provision which expressly requires the consent of all the Lenders;

Clause 2.2 (Finance Parties’ rights and obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 7.1 (Illegality), Clause 7.6 (Mandatory cancellation and prepayment – No Delisting), Clause 7.7 (Mandatory prepayment – Target Shares Disposal Proceeds), Clause 7.8 (Mandatory prepayment – Distribution Proceeds), Clause 7.9 (Mandatory prepayment – Increased Amounts), Clause 7.10 (Mandatory cancellation and prepayment – Disposal of shares resulting in a reduction of the shareholding of the Sponsor in the Borrower), Clause 7.11 (Mandatory cancellation and prepayment – Shareholding Dilution) and Clause 7.12 (Mandatory prepayment – Sponsor’s Assets Disposal Proceeds), Clause 7.14 (Application of prepayments), Clause 21 (Changes to the Lenders), Clause 25 (Sharing among the Finance Parties), this Clause 32, Clause 38 (Governing law) or Clause 39 (Jurisdiction); or

(i)	the definition of “Sanctions” or “Sanctioned Person” in Clause 1.1 (Definitions), or Clause 17.21 (Sanctions) or Clause 19.11 (Sanctions),

shall not be made, or given, without the prior consent of all the Lenders.

32.3	Other exceptions

An amendment or waiver which relates to the rights or obligations of the Agent, an Arranger and the Security Agent (each in their capacity as such) may not be effected without the consent of the Agent, that Arranger and the Security Agent, as the case may be.

32.4	Changes to Screen Rate

(a)	Subject to Clause 32.3 (Other exceptions), if a Screen Rate Replacement Event has occurred for euro, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Reference Rate in relation to euro in place of that Screen Rate; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(B)

enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Benchmark;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(E)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrower.

(b)	In this Clause 32.4:

“Screen Rate Replacement Event” means, in relation to a Screen Rate:

(i)	the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders and the Borrower, materially changed;

(ii)

(A)

1.	the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

2.

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

(B)

the administrator of that Screen Rate publicly announces that it has ceased, or will cease to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(C)	the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued;

(D)	the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or

(E)

the supervisor of the administrator of that Screen Rate makes a public announcement or publishes information stating that that Screen Rate for that Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor); or

(iii)

the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(A)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or

(B)	that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than 30 days; or

(iv)	in the opinion of the Majority Lenders and the Borrower, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Quoted Tenor” means, in relation to a Screen Rate, any period for which that rate is customarily published.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Benchmark” means a benchmark rate which is:

(i)	formally designated, nominated or recommended as the replacement for a Screen Rate by:

(A)	the administrator of that Screen Rate (provided that the market or the economic reality that such reference rate measures is the same as that measured by that Screen Rate); or

(B)	any Relevant Nominating Body,

(ii)	and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (B) above;

(iii)	in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or

(iv)	in the opinion of the Majority Lenders and the Borrower, an appropriate successor to a Screen Rate.

32.5	Replacement of Lender

(a)

If the Borrower becomes obliged to repay any amount in accordance with Clause 7.1 (Illegality) or to pay additional amounts pursuant to Clause 13 (Increased Costs), Clause 12.2 (Tax gross-up) or Clause 12.3 (Tax indemnity) to any Lender, then the Borrower may, on 10 Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 21 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a “Replacement Lender, which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 21 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest (to the extent that the Agent has not given a notification under Clause 21.8 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents. If a Lender is required to transfer rights and obligations pursuant to this Clause 32.5 but fails to do so within 3 Business Days of being required to do so that Lender’s Commitment and/or participation shall not be included for the purpose of calculating the Total Commitments or participations under the relevant Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments and/or participations has been obtained in respect of a request for a consent, waiver, amendment of or in relation to any of the terms of any Finance Documents or other vote of Lenders under the terms of this Agreement.

(b)	The replacement of a Lender pursuant to this Clause 32.5 shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Lender shall have any obligation to the Borrower to find a Replacement Lender;

(iii)	in no event shall the Lender replaced under this Clause 32.5 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)

the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(c)

A Lender shall perform the checks described in paragraph (b)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

32.6	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)	the Majority Lenders; or

(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the Facility; or

(B)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents,

that Defaulting Lender’s Commitments under the Facility will be reduced by the amount of its Available Commitments under the Facility and, to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

(b)	For the purposes of this Clause 32.6, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender; and

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a) or (b) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

32.7	Replacement of a Defaulting Lender

(a)

Subject to any applicable laws and in particular all laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratorium, administration and other laws or regulations generally affecting the rights of the creditors, the Borrower may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 10 Business Days’ prior written notice to the Agent and such Lender:

(i)

replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 21 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;

(ii)

require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 21 (Changes to the Lenders) all (and not part only) of the undrawn Commitment of the Lender; or

(iii)

require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 21 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Facility, to an Eligible Institution which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a “Replacement Lender”), and which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with Clause 21 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest (to the extent that the Agent has not given a notification under Clause 21.8 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 32.7 shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Borrower to find a Replacement Lender;

(iii)	the transfer must take place no later than 60 days after the notice referred to in paragraph (a) above;

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)

the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)

The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

33.	CONFIDENTIAL INFORMATION

33.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 33.2 (Disclosure of Confidential Information) and Clause 33.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

33.2	Disclosure of Confidential Information

Without prejudice to article L. 511-33 of the French Code monétaire et financier, any Finance Party may disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it transfers (or may potentially transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 23.16 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)

to whom or for whose benefit that Finance Party transfers, charges, pledges or otherwise creates Security (or may do so) pursuant to Clause 21.7 (Security over Lenders’ rights) including to a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank) to (or through) whom it creates Security pursuant to Clause 21.7 (Security over Lenders’ rights) and any federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank) may disclose such Confidential Information to a third party to whom it transfers (or may potentially transfer) rights under the Finance Documents or the securities issued by the special purpose vehicle in connection with the enforcement of such Security;

(viii)	who is a Party;

(ix)	to (or through) whom it transfers, or may transfer, any Shares following an enforcement of the Transaction Security expressed to be created by the Transaction Security Documents;

(x)	following the occurrence of an Event of Default; or

(xi)	with the consent of the Borrower;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; and

(C)

in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and

(c)

to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party.

33.3	Disclosure to numbering service providers

(a)

Any Finance Party may, without prejudice to the provisions of article L.511-33 of the French Code monétaire et financier, disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or the Borrower the following information:

(i)	name of the Borrower ;

(ii)	country of domicile of the Borrower ;

(iii)	place of incorporation of the Borrower ;

(iv)	date of this Agreement;

(v)	Clause 38 (Governing law);

(vi)	the names of the Agent, the Security Agent and the Arrangers;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amount of the Total Commitments;

(ix)	currency of the Facility;

(x)	type of the Facility;

(xi)	ranking of the Facility;

(xii)	Termination Date for the Facility;

(xiii)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xii) above; and

(xiv)	such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or the Borrower by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)

The Borrower represents that to the best of its knowledge and belief none of the information set out in paragraphs (i) to (xii)(xiv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)

A Finance Party may only appoint a numbering service provider from the list of providers set out in Schedule 6 (List of approved numbering service providers) or any successors in title or transferee of the numbering service provision business of such a person (each, an “Approved Numbering Service Provider”).

(e)

If a Finance Party wishes to appoint any numbering service provider which is not an Approved Numbering Service Provider, it shall notify the Agent of such wish and the Agent shall then notify the Borrower thereof.

(f)

The consent of the Borrower is required to the appointment of any numbering service provider which is not an Approved Numbering Service Provider, provided the consent of the Borrower shall not be unreasonably withheld or delayed following notification.

33.4	Entire agreement

Without prejudice to the provisions of article L.511-33 of the French Code monétaire et financier, this Clause 33 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

33.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

33.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)

of the circumstances of any disclosure of Confidential Information made by it pursuant to paragraph (b)(v) of Clause 33.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 33.

33.7	Continuing obligations

The obligations in this Clause 33 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)

the date on which all amounts payable by the Borrower under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

34.	ADDITIONNAL DISCLOSURE PERMISSION

Nothing in any Finance Document shall prevent disclosure of any Confidential Information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Finance Documents or any transaction carried out in connection with any transaction contemplated by the Finance Documents to become an arrangement described in Part II A 1 of Annex IV of DAC6.

35.	CONFIDENTIALITY OF FUNDING RATES

35.1	Confidentiality and disclosure

(a)	The Agent and the Borrower agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.

(b)	The Agent may disclose without prejudice to the provisions of article L.511-33 of the French Code monétaire et financier:

(i)	any Funding Rate to the Borrower pursuant to Clause 8.4 (Notifications); and

(ii)

any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender.

(c)	The Agent and the Borrower may disclose any Funding Rate to:

(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender.

35.2	Related obligations

(a)

The Agent and the Borrower acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and the Borrower undertake not to use any Funding Rate for any unlawful purpose.

(b)	The Agent and the Borrower agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(i) of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 35.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii) upon becoming aware that any information has been disclosed in breach of this Clause 34.

35.3	No Event of Default

No Event of Default will occur under Clause 20.3 (Other obligations) by reason only of the Borrower failure to comply with this Clause 34.

36.	GENERAL DATA PROTECTION REGULATION

(a)

The Finance Parties undertake to comply with their obligations under the applicable laws and regulations to the processing of personal data, in particular, the Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 and the French law n° 78-17 of 6 January 1978 (as modified).

(b)

The personal data gathered under this Agreement relates to individuals who are in particular the beneficial owners (shareholders, partners, beneficial owners, etc.), the legal representatives, the agents including representatives and agents, of the Finance Parties. The data collection and the resulting processing are necessary for the performance of the Agreement, in compliance with the legal and regulatory obligations and the purposes described in the information notice available on the website mentioned below.

(c)	The policy of protection of data by the Finance Parties may be consulted on the following internet addresses:

(i)	for Natixis: https://home.cib.natixis.com/data-protection;

(ii)	for Societe Generale: https://global.societegenerale.com/en/gdpr/; and

(iii)	for any New Lender, as the case may be, on the internet addresses set out in the relevant Transfer Agreement.

37.	ELECTRONIC SIGNATURE – EVIDENCE AGREEMENT

(a)

This Agreement is signed by the Parties electronically, in accordance with the first sentence of the second paragraph of article 1367 of the French Code civil, by means of an electronic signature creation device provided by DocuSign Inc. (the “Device”), and constitutes an act in electronic form in accordance with article 1366 of the French Code civil.

(b)	The Parties acknowledge that the Device allows each Party to be in possession or have access to a copy of this Agreement in a durable medium, in accordance with article 1375 of the French Code civil.

(c)	Each Party shall be responsible for keeping an electronically signed copy of this Agreement.

(d)

The Parties agree that the electronic signature of this Agreement by means of the Device, whether simple or advanced, shall benefit from the same presumption of reliability as is the case when a qualified electronic signature within the meaning of the last sentence of the second paragraph of article 1367 of the French Code civil is used. Accordingly, if a Party denies the electronic signature made on its behalf, the burden of proof of a misuse of signature before the competent court will exclusively be on such Party in accordance with the principle set forth in article 288-1 of the French Code de procédure civile.

(e)

Each Party agrees that the provisions of this Clause shall apply mutatis mutandis to any other agreement or document executed pursuant to this Agreement if such agreement or document is signed electronically by means of the Device.

SECTION 11

GOVERNING LAW AND ENFORCEMENT

38.	GOVERNING LAW

This Agreement is governed by French law.

39.	JURISDICTION

The Tribunal de Commerce de Paris has exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement).

40.	ELECTION OF DOMICILE

Without prejudice to any other mode of service allowed under any relevant law, the Borrower irrevocably elects domicile at Meridiam SAS, 4 place de l’Opéra 75002 Paris, for the purpose of serving any judicial or extra-judicial documents in relation to any action or proceedings referred to above.

THIS	AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL LENDERS

Name of Original Lender	Commitment
Natixis	€75,000,000
Societe Generale	€75,000,000
Total	€150,000,000

SCHEDULE 2

CONDITIONS PRECEDENT

PART I

CONDITIONS PRECEDENT TO SIGNING OF THE AGREEMENT

1.	Borrower

(a)

A copy of the constitutional documents of the Borrower and an up-to-date extract from the Dutch trade register (handelsregister) relating to the Borrower dated no earlier than 5 Business Days prior to the date of this Agreement.

(b)	A copy of the constitutional documents (statuts or, as applicable, règlement) of the Sponsor and its Management Company.

(c)	A copy of the letter from the French Autorité des marchés financiers dated 2 December 2015 acknowledging the declaration of the Sponsor as a fonds d’investissement professionnel spécialisé.

(d)	An original of the K-bis extract, non-bankruptcy certificate and état des inscriptions of the Management Company, each dated not more than fifteen (15) days prior to the date of this Agreement.

(e)	A copy of a resolution of the board of directors/managers (or equivalent body) each of the Borrower and (if required) the Sponsor:

(i)	approving the terms of, and the transactions contemplated by, this Agreement, and resolving that it execute the Transaction Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Transaction Documents to which it is a party, on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Transaction Documents to which it is a party.

(f)

If applicable, a copy of a resolution of the board of supervisory directors (if any) and/or the general meeting of the Borrower approving the execution of, and the terms of, and the transactions contemplated by, the Transaction Documents.

(g)

A certificate of the Borrower (signed by an authorised signatory) confirming that no works council (ondernemingsraad) has been installed with jurisdiction (and the authority to render advice) in respect of the Borrower and/or the transactions contemplated by the Finance Documents.

(h)	Evidence that the person(s) who signed the Finance Documents to which it is a party on behalf of the Borrower or (as applicable) the Sponsor was duly authorised to sign.

(i)

A specimen of the signature of each person authorised by the resolutions referred to in paragraph (e) above or otherwise authorised to execute the Transaction Documents or any power of attorney referred to in paragraph (h) above.

(j)	A certificate of the Borrower (signed by an authorised signatory) confirming that borrowing the Commitment would not cause any borrowing or similar limit binding on the Borrower to be exceeded.

(k)

A certificate of an authorised signatory of the Borrower certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Acquisition Documents

An agreed form draft of the Transaction Framework Agreement.

3.	Finance Documents

(a)	A copy of each executed Fee Letter.

(b)	A copy of a TEG Letter duly executed by the Borrower and the Agent.

4.	Legal opinions

The following legal opinions:

(a)	A legal opinion of Linklaters LLP, legal advisers to the Arrangers and the Agent as to French law, in relation to the validity and enforceability of this Agreement.

(b)	A legal opinion of Linklaters LLP, legal advisers to the Arrangers and the Agent, in relation to the existence, capacity and authorisations of the Borrower to enter into this Agreement.

5.	Other documents and evidence

(a)	The Original Financial Statements.

(b)	The financial statements of the Sponsor for the period ending on 31 December 2023.

(c)

Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 16 (Costs and expenses) have been paid or will be paid by no later than the date set out in the relevant Fee Letter or in any other document in relation to such fees, costs or expenses.

PART II

CONDITIONS PRECEDENT FOR THE FIRST UTILISATION

1.	Other documents and evidence

(a)	Evidence of prepayment or repayment of the Existing Facility and all amounts has been made or will be made on the first Utilisation Date (including by way of instruction to the Agent).

(b)

Copy of (i) an unfiled UCC-3 termination statement in connection with the New York law security agreement dated 3 March 2022 securing the Existing Facility and (ii) a notice of termination of the New York law securities account control agreement dated 3 March 2022 in connection with the security listed in sub-clause (i) above; in each case in form and substance reasonably satisfactory to the Security Agent.

(c)

Evidence reasonably satisfactory to the Agent that the Offer, the Acquisition, the Acquisition Documents and all transactions related thereto have been authorized by resolutions of the board of directors/managers (or equivalent body) of the Borrower and (if required) the Sponsor.

(d)	UCC lien search reports with respect to the Borrower.

(e)

Evidence that any security and guarantee granted to secure the Existing Facility will be concurrently to the first Utilisation Date, irrevocably and fully released by the finance parties under the Existing Facility Agreement.

2.	Finance Documents

(a) a copy of the Transfer Agent Agreement;

(b) a copy of the US Control Agreement executed by all parties thereto;

(c) the US Security Agreement executed by all parties thereto; and

(d) the French Guarantee executed by all parties thereto.

3.	Legal opinions

The following legal opinions:

(a) A legal opinion of Linklaters LLP, legal advisers to the Arrangers and the Agent as to French law, in relation to the validity and enforceability of the French Guarantee.

(b) A legal opinion of Linklaters LLP, legal advisers to the Arrangers and the Agent as to New York law, in relation to the validity and enforceability of the US Security Agreement.

(c) A legal opinion of Linklaters LLP, legal advisers to the Arrangers and the Agent, in relation to the existence, capacity and authorisations of the Borrower to enter into the US Security Agreement.

(d) A legal opinion of the legal advisers to the Sponsor, in relation to the existence, capacity and authorisations of the Sponsor to enter into the French Guarantee.

4.	Acquisition

Evidence reasonably satisfactory to the Agent that the Offer has been announced.

5.	Acquisition Documents

(a)

A copy of each of the Acquisition Documents (as relevant) executed by the parties to those documents, to the extent not already received by the Agent and to the extent already entered into on the date of the First Utilisation.

(b)	A copy of the Transaction Framework Agreement executed by all parties.

6.	Other documents

A funds flow statement.

PART III

CONDITIONS PRECEDENT TO A LOAN IN RESPECT OF AN ACQUISITION PURPOSE

(a)	A copy of each of the Acquisition Documents executed by the parties to those documents (to the extent not already received by the Agent).

(b)	If the relevant Loan is for the purpose referred to in paragraph (a)(iii) of Clause 3.1 (Purpose), evidence of the number of Shares tendered to the Offer and of the relevant purchase price.

(c)

If the relevant Loan is for the purpose referred to in paragraph (a)(iv) of Clause 3.1 (Purpose), evidence of the amount of the relevant Acquisition Costs, the FX Amount (if any) and the Future Costs Amount (if any).

SCHEDULE 3

REQUEST AND NOTICE

PART I

UTILISATION REQUEST

From:	Madeleine Charging B.V.

To:	[Agent]

Dated:	[ ]

Madeleine Charging B.V. – [     ] Facility Agreement

dated [     ] (the “Agreement”)

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

(a) Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

(b) Currency of Loan:	Euro

(c) Amount:	[ ] or, if less, the Available Facility

(d) Interest Period:	[ ]

(e) Purpose of the proposed Loan:	[ ]

3.

We confirm that each condition specified [in Clause 4.2 (Further conditions precedent) of the Agreement] / [in Clause 4.4 (Utilisations during the Certain Funds Period) of the Agreement] is satisfied on the date of this Utilisation Request.

4.	[The proceeds of this Loan should be credited to [account].]

5.	This Utilisation Request is irrevocable.

authorised signatory for

[insert name of Borrower]

PART II

SELECTION NOTICE

From:	Madeleine Charging B.V.

To:	[Agent]

Dated:	[ ]

Madeleine Charging B.V. – [     ] Facility Agreement

dated [     ] (the “Agreement”)

1.	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We refer to the following Loan[s] with an Interest Period ending on [ ].

3.	[We request that the above Loan[s] be divided into [ ] Loans with the following amount and Interest Periods:]

or

[We request that the next Interest Period for the above Loan[s] is [________]].

4.	This Selection Notice is irrevocable.

authorised	signatory for Madeleine Charging B.V.

SCHEDULE 4

FORM OF TRANSFER AGREEMENT

This	Transfer Agreement is made on [•]

BETWEEN:

[•] (the “Existing Lender”)

AND:

[•] (the “New Lender”)

WHEREAS:

(A)

The Existing Lender has entered into a euro term loan facility in an aggregate amount equal to [_______] (figures and letters), under a facility agreement dated [_______], between, among others, Madeleine Charging B.V., the financial institutions listed in Schedule 1 thereto, and Societe Generale acting as Agent and Security Agent (the “Facility Agreement”).

(B)

The Existing Lender wishes to transfer and the New Lender wishes to acquire [all]/[the part specified in the Schedule to this Transfer Agreement] of the Existing Lender’s Commitment, rights [and obligations] referred to in the Schedule to this Transfer Agreement.

(C)	Terms defined in the Facility Agreement have the same meaning when used in this Transfer Agreement.

IT IS AGREED AS FOLLOWS:

(a)

The Existing Lender and the New Lender agree to the transfer (cession) of [all]/[the part specified in the Schedule to this Transfer Agreement] of the Existing Lender’s Commitment, rights [and obligations] referred to in the Schedule to this Transfer Agreement in accordance with Clause 21.5 (Procedure for transfer) of the Facility Agreement.[1]

(b)	The proposed Transfer Date is [__________].

(c)

The Facility Office and address, email address and attention details for notices of the New Lender for the purposes of Clause 28.2 (Addresses) of the Facility Agreement are set out in the schedule to this Transfer Agreement.

(d)	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in Clause 21.4 (Limitation of responsibility of Existing Lenders) of the Facility Agreement.

(D)

The New Lender confirms to the other Finance Parties represented by the Agent that it has become entitled to the same rights and that it will assume the same obligations to those Parties as it would have been under if it had been an Original Lender.

[1]

In the case of a transfer of rights and/or obligations by the Existing Lender under this Transfer Agreement, the New Lender should, if it considers it necessary to make the transfer effective as against the Borrower, arrange for such transfer to be notified to the Borrower or acknowledged by the Borrower.

(E)

This Transfer Agreement and any non-contractual obligations arising out of or in connection with it are governed by French law. The Tribunal de Commerce de Paris shall have jurisdiction in relation to any dispute concerning it.

(F)	This Transfer Agreement has been entered into on the date stated at the beginning of this Transfer Agreement.

Schedule

Commitment/rights [and obligations] to be transferred

[Insert	relevant details] [Facility Office address, email address and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This	Transfer Agreement is accepted by the Agent and the Transfer Date is confirmed as [•].

[Agent]

By:

Acknowledged by the Security Agent

[Security Agent]

By:

SCHEDULE 5

TIMETABLES

Loans in euro
Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 9.1 (Selection of Interest Periods and Terms))	U-3 11:00 a.m.

Agent notifies the Lenders of a Loan in accordance with Clause 5.4 (Lenders’ participation)	U-3 5:00 p.m.

EURIBOR is fixed	Quotation Day 11:00 a.m. Brussels time.

“U”	=	date of utilisation or, if applicable, in the case of a Term Loan that has already been borrowed, the first day of the relevant Interest Period for that Term Loan.

“U-X”	=	Business Days prior to date of utilisation

SCHEDULE 6

LIST OF APPROVED NUMBERING SERVICE PROVIDERS

- Euroclear

- Markit

- DTCC

SCHEDULE 7

FORM OF NAV CERTIFICATE

To:	SOCIETE GENERALE as Agent

From:	MADELEINE CHARGING B.V.

Dated:	[__________]

MADELEINE CHARGING B.V.– €1,500,000 Facility Agreement

dated [______] 2024 (the “Agreement”)

1.	We refer to the Agreement. This is a NAV Certificate. Terms defined in the Agreement have the same meaning when used in this NAV Certificate unless given a different meaning in this NAV Certificate.

2.	We confirm that as at [_______]:

(a)	the Sponsor’s Net Asset Value is of: €[_______] as per the last [unaudited/audited] Sponsor’s reporting; and

(b)	the amount referred to in paragraph (a) above, is in compliance with Clause 20.17 (Sponsor’s Net Asset Value) of the Agreement.

3.	Attached hereto is the information of the Sponsor’s Net Asset Value in the same form as that communicated to the Sponsor’s investors.

authorised	signatory for Madeleine Charging B.V.

SIGNATURES

THE BORROWER MADELEINE CHARGING B.V.

By: Address: Email:	By: Address: Email:

THE ARRANGERS

SOCIETE GENERALE

By:
Address:
Email:
Attention:

NATIXIS

By: Address: Email: Attention:	By: Address: Email: Attention:

THE AGENT

SOCIETE GENERALE

By:
Address:
Email:
Attention:

THE SECURITY AGENT

SOCIETE GENERALE

By:
Address:
Email:
Attention:

THE ORIGINAL LENDERS

SOCIETE GENERALE

By:
Address:
Email:
Attention:

NATIXIS

By: Address: Email: Attention:	By: Address: Email: Attention: